                                                                    Exhibit 10.1
                                                                    ------------


================================================================================


                             AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                          BRE PROPERTY INVESTORS LLC

                     a Delaware limited liability company

                         Dated as of November 18, 1997


================================================================================

                               TABLE OF CONTENTS

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
ARTICLE 1. DEFINED TERMS.......................................................1

ARTICLE 2. ORGANIZATIONAL MATTERS.............................................18

  Section 2.1. Formation......................................................18
  Section 2.2. Name...........................................................18
  Section 2.3. Registered Office and Agent; Principal Place of Business;
               Other Places of Business.......................................18
  Section 2.4. Power of Attorney..............................................18
  Section 2.5. Term...........................................................19

ARTICLE 3. PURPOSE............................................................20

  Section 3.1. Purpose and Business...........................................20
  Section 3.2. Powers.........................................................20
  Section 3.3. Specified Purposes.............................................20
  Section 3.4. Representations and Warranties by the Members..................21

ARTICLE 4. CAPITAL CONTRIBUTIONS..............................................23

  Section 4.1. Capital Contributions of the Initial Members...................23
  Section 4.2. Additional Members.............................................23
  Section 4.3. Loans by Third Parties.........................................24
  Section 4.4. Additional Funding and Capital Contributions...................24
  Section 4.5. No Interest; No Return.........................................26

ARTICLE 5. DISTRIBUTIONS......................................................26

  Section 5.1. Requirement and Characterization of Distributions..............26
  Section 5.2. Distributions in Kind..........................................27
  Section 5.3. Amounts Withheld...............................................27
  Section 5.4. Distributions Upon Liquidation.................................28
  Section 5.5. Restricted Distributions.......................................28

ARTICLE 6. ALLOCATIONS........................................................28

  Section 6.1. Timing and Amount of Allocations of Net Income and Net Loss....28
  Section 6.2. General Allocations............................................28
  Section 6.3. Additional Allocation Provisions...............................29
  Section 6.4. Tax Allocations................................................31
  Section 6.5. Other Provisions...............................................31
  Section 6.6. Amendments to Allocation to Reflect Issuance of Additional
                Membership Interests..........................................32
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                                       i
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ARTICLE 7. MANAGEMENT AND OPERATIONS OF BUSINESS..............................32

  Section 7.1. Management.....................................................32
  Section 7.2. Certificate of Formation.......................................37
  Section 7.3. Restrictions on Managing Member's Authority....................38
  Section 7.4. Reimbursement of the Managing Member...........................40
  Section 7.5. Other Business of Managing Member..............................41
  Section 7.6. Contracts with Affiliates......................................42
  Section 7.7. Indemnification................................................43
  Section 7.8. Liability of the Managing Member...............................45
  Section 7.9. Other Matters Concerning the Managing Member...................45
  Section 7.10. Title to Company Assets.......................................46
  Section 7.11. Reliance by Third Parties.....................................47

ARTICLE 8. RIGHTS AND OBLIGATIONS OF MEMBERS..................................47

  Section 8.1. Limitation of Liability........................................47
  Section 8.2. Managing of Business...........................................47
  Section 8.3. Outside Activities of Members..................................48
  Section 8.4. Return of Capital..............................................48
  Section 8.5. Rights of Non-Managing Members Relating to the Company.........48
  Section 8.6. Exchange Rights................................................49

ARTICLE 9. BOOKS, RECORDS, ACCOUNTING AND REPORTS.............................52

  Section 9.1. Records and Accounting.........................................52
  Section 9.2. Fiscal Year....................................................52
  Section 9.3. Reports........................................................52

ARTICLE 10. TAX MATTERS.......................................................53

  Section 10.1. Preparation of Tax Returns....................................53
  Section 10.2. Tax Elections.................................................53
  Section 10.3. Tax Matters Partner...........................................53
  Section 10.4. Organizational Expenses.......................................53

ARTICLE 11. TRANSFERS AND WITHDRAWALS.........................................53

  Section 11.1. Transfer......................................................53
  Section 11.2. Transfer of Managing Member's Membership Interest.............54
  Section 11.3. Non-Managing Members' Rights to Transfer......................55
  Section 11.4. Substituted Members...........................................56
  Section 11.5. Assignees.....................................................57
  Section 11.6. General Provisions............................................57

ARTICLE 12. ADMISSION OF MEMBERS..............................................58

  Section 12.1. Admission of Successor Managing Member........................58
  Section 12.2. Admission of Additional Members...............................59
  Section 12.3. Amendment of Agreement and Certificate of Membership..........59
  Section 12.4. Limitation on Admission of Members............................59
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                                      ii
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ARTICLE 13. DISSOLUTION, LIQUIDATION AND TERMINATION..........................60

  Section 13.1. Dissolution...................................................60
  Section 13.2. Winding Up....................................................61
  Section 13.3. Deemed Distribution and Recontribution........................62
  Section 13.4. Rights of Members.............................................62
  Section 13.5. Notice of Dissolution.........................................62
  Section 13.6. Cancellation of Certificate of Limited Partnership............63
  Section 13.7. Reasonable Time for Winding-Up................................63
  Section 13.8. Liability of Liquidator.......................................63

ARTICLE 14. PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS;
               AMENDMENTS; MEETINGS...........................................63

  Section 14.1. Procedures for Actions and Consents of Members................63
  Section 14.2. Amendments....................................................64
  Section 14.3. Meetings of the Members.......................................64

ARTICLE 15. GENERAL PROVISIONS................................................65

  Section 15.1. Addresses and Notice..........................................65
  Section 15.2. Titles and Captions...........................................65
  Section 15.3. Pronouns and Plurals..........................................65
  Section 15.4. Further Action................................................65
  Section 15.5. Binding Effect................................................65
  Section 15.6. Creditors.....................................................66
  Section 15.7. Waiver........................................................66
  Section 15.8. Counterparts..................................................66
  Section 15.9. Applicable Law................................................66
  Section 15.10. Entire Agreement.............................................66
  Section 15.11. Invalidity of Provisions.....................................66
  Section 15.12. Limitation to Preserve REIT Status...........................66
  Section 15.13. No Partition.................................................67

Exhibit A  -  Members, Capital Contributions and Percentage Interests........A-1
Exhibit B  -  Notice of Exchange.............................................B-1
Exhibit C  -  Approved Note..................................................C-1

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                                      iii

                              AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           BRE PROPERTY INVESTORS LLC


          THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of BRE Property Investors LLC, a Delaware limited liability company (the "Company"), dated as of November 18, 1997, is entered into by and among BRE Properties, Inc., a Maryland corporation (the "Managing Member"), and the Persons whose names are set forth on Exhibit A as attached hereto (the "Non-
                                     ---------
Managing Members" and together with the Managing Member, the "Members"), together with any other Persons who become Members in the Company as provided herein.

          WHEREAS, the Company was formed on September 25, 1997 and an original limited liability company agreement (the "Original LLC Agreement") was entered into between the Managing Member and LeRoy E. Carlson ("Carlson") as members;

          WHEREAS, simultaneously with the execution of this Agreement, the Managing Member has purchased the interest of Carlson in the Company pursuant to and in accordance with the Original LLC Agreement and Carlson thereupon ceased to be a Member in the Company; and

          WHEREAS, the Managing Member, the Company, the parties set forth on

Exhibit A hereto and certain other TCR Signatories (as defined therein) have
---------
entered into that certain Contribution Agreement dated as of September 29, 1997 (the "Contribution Agreement"), providing for the contribution of certain assets to, and the acquisition of certain interests in, the Company;

          WHEREAS, it is a condition to the closing of the transactions contemplated by the Contribution Agreement that the parties hereto enter this Agreement;

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree to amend and restate the Original LLC Agreement to read in full, and hereby agree, as follows:


                                  ARTICLE 1.
                                 DEFINED TERMS


          The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

          "ACT" means the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such statute.

          "ACTIONS" has the meaning set forth in Section 7.7 hereof.

          "ADDITIONAL FUNDS" has the meaning set forth in Section 4.4.A hereof.

          "ADDITIONAL MEMBER" means a Person admitted to the Company as a Member pursuant to Section 4.2 or Section 4.4.D and Section 12.2 hereof and who is shown as such on the books and records of the Company.

          "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:


               (a) decrease such deficit by any amounts that such Member is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Member's Membership Interest or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

               (b) increase such deficit by the items described in Regulations
     Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).


The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.


          "ADJUSTMENT FACTOR" means 1.0; provided, however, that in the event that: the Managing Member (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all Members of its outstanding REIT Shares in REIT Shares, (ii) splits or subdivides its outstanding REIT Shares or (iii) effects a reverse stock split or otherwise combines all of its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (1) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (2) the denominator of which shall be the actual number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has not occurred as of such time). Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event and; provided further that in the event that one entity (the "Predecessor Entity") shall cease to be the Managing Member and another entity (the "Successor Entity") becomes the Managing Member, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, the numerator of which is the value of one REIT Share of the Predecessor Entity, determined as of the time immediately prior to when the Successor Entity becomes the Managing Member, and the denominator of which is the Value of one REIT Share of the Successor Entity, determined as of that same date. (For purposes of the second proviso in the preceding sentence, in the event that any shareholders of the Predecessor Entity will receive consideration in connection with the transaction in which the Successor Entity becomes the Managing Member, the numerator in the fraction described above for determining the adjustment to the Adjustment Factor (that is, the Value of one REIT Share of the Predecessor Entity) shall be the sum of the greatest amount of cash and the fair market value of any securities and other consideration that the holder of one REIT Share in the Predecessor Entity could have received in such transaction (determined without regard to any provisions governing fractional shares)).

          "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AGREEMENT" means this Amended and Restated Limited Liability Company Agreement of BRE Property Investors LLC, as it may be amended, supplemented or restated from time to time.

          "APPRAISAL" means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the Managing Member in good faith. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the Managing Member is fair, from a financial point of view, to the Company.

          "APPRAISED VALUE" means, with respect to any asset, including any Contributed Property, the value of such asset as determined by Appraisal.

          "APPROVED GUARANTY" means the guaranty by the Company of the obligations of the Managing Member under the Managing Member's bank credit facility.

          "APPROVAL LOAN" means the loan by the Managing Member to the Company represented by the Approved Note.

          "APPROVED NOTE" means the promissory note in the principal amount of $40 million in substantially the form attached to this Agreement as Exhibit C.

          "ASSIGNEE" means a Person to whom one or more LLC Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Member, and who has the rights set forth in Section 11.5 hereof.

          "AVAILABLE CASH" means, with respect to any period for which such calculation is being made,

               (a) the sum, without duplication, of:

                    (1) the Company's Net Income or Net Loss (as the case may be) for such period,

                    (2) Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period,

                    (3) the amount of any reduction in reserves of the Company referred to in clause (b)(6) below (including, without limitation, reductions resulting because the Managing Member determines such amounts are no longer necessary),

                    (4) the excess, if any, of the net cash proceeds from the sale, exchange, disposition, financing or refinancing of Company property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, financing or refinancing during such period, and

                    (5) all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any net amounts borrowed by the Company for such period that was not included in determining Net Income or Net Loss for such period;


               (b)  less the sum, without duplication, of:
                    ----


                    (1) all principal debt payments made during such period by the Company,

                    (2) capital expenditures made by the Company during such period,

                    (3) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (b)(1) or clause (b)(2) above,

                    (4) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued and payments made in connection with any guaranty of Affiliate indebtedness),

                    (5) any amount included in determining Net Income or Net Loss for such period that was not received by the Company during such period, and

                    (6) the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the Managing Member determines are necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include (i) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Company or (ii) any Capital Contributions, whenever received.


          "BANKRUPTCY LAW" means Title II, U.S. Code or any similar federal or state law for the relief of debtors.

          "BENEFICIAL OWNERSHIP" means ownership of REIT Shares by a Person who is or would be treated as an owner of such REIT Shares either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficially Own," "Beneficially Owned," "Beneficially Owns" and "Beneficial Owner" shall have the correlative meanings.

          "BLUE RAVINE LLC" means Blue Ravine Investors, LLC, a Delaware limited liability company.

          "BLUE RAVINE LLC AGREEMENT" means The Limited Liability Company Agreement of Blue Ravine Investors, LLC dated as of The Effective Date by and between BRE Properties, Inc. and Blue Ravine Realty Partners, as the same may be amended or supplemented.

          "BLUE RAVINE LOAN" means the loan in the principal amount of approximately $5,700,000 made by the Managing Member to Blue Ravine Realty Partners, a California limited partnership, and assumed by Blue Ravine LLC.

          "BLUE RAVINE MERGER" means the merger of Blue Ravine LLC with and into the Company as contemplated by the Blue Ravine LLC Agreement.

          "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in San Francisco, California are authorized or required by law to close.

          "CAPITAL ACCOUNT" means, with respect to any Member, the Capital Account maintained for such Member on the Company's books and records in accordance with the following provisions:

               (a) To each Member's Capital Account, there shall be added such Member's Capital Contributions, such Member's allocable share of Net Income and any items of income or gain specially allocated pursuant to Section 6.3 hereof, and the principal amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

               (b) From each Member's Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member's allocable share of Net Loss and any items of loss or deductions specially allocated pursuant to Section 6.3 hereof, and the principal amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

               (c) In the event any interest in the Company is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

               (d) In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

               (e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the Managing Member may make such modification provided that notwithstanding any other provision in this Agreement such modification will not have a material effect on the amounts distributable to any Member without such Member's Consent. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

          "CAPITAL CONTRIBUTION" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Contributed Property that such Member contributes to the Company pursuant to Section 4.1, Section 4.2 or
Section 4.4 hereof.

          "CASH AMOUNT" means an amount of cash equal to the product of (a) the Value of a REIT Share and (b) the REIT Shares Amount determined as of the applicable Valuation Date.

          "CERTIFICATE" means the Certificate of Formation of the Company filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

          "CHARTER" means the Articles of Incorporation of the Managing Member, as amended, supplemented or restated from time to time.

          "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "COMPANY" means the limited liability company formed under the Act and pursuant to this Agreement, and any successor thereto.

          "COMPANY MINIMUM GAIN" has the meaning set forth in Regulations
Section 1.704-2(b)(2) for the phrase "partnership minimum gain," and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

          "CONSENT" means the consent to, approval of, or vote on a proposed action by a Member given in accordance with Article 14 hereof.
                                            ----------

          "CONSENT OF THE NON-MANAGING MEMBERS" means the Consent of a Majority in Interest of the Non-Managing Members, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by a Majority in Interest of the Non-Managing Members, in their absolute discretion.

          "CONSTRUCTIVE OWNERSHIP" means ownership of REIT Shares, or any other interest in an entity by a Person who is or would be treated as an owner thereof either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructively Own," "Constructively Owned," "Constructively Owns" and "Constructive Owner" shall have the correlative meanings.

          "CONTRIBUTED PROPERTY" means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Company.

          "CONTRIBUTION AGREEMENT" means the Contribution Agreement dated as of September 29, 1997 by and between the TCR Signatories (as defined therein), the Managing Member and the Company.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

          "DEBT" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

          "DEPRECIATION" means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

          "EFFECTIVE DATE" means the date on which the transactions contemplated by the Contribution Agreement are consummated.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "EXCEPTED PROPERTY" has the meaning set forth in Section 7.3.E(2) hereof.

          "EXCESS LLC UNITS" means any LLC Units held by a Non-Managing Member to the extent that, if such LLC Units were exchanged for the REIT Shares Amount pursuant to Section 8.6 hereof, such Non-Managing Member would Beneficially Own or Constructively Own REIT Shares in excess of the Ownership Limit.

          "EXCHANGE"  has the meaning set forth in Section 8.6.A hereof.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "FAMILY MEMBERS" means, as to a Person that is an individual, (a) such Person's spouse, (b) such Person's ancestors, (c) such Person's descendants (whether by blood or by adoption), (d) such Person's brothers and sisters, (e) inter vivos or testamentary trusts of which only such Person or his spouse, ancestors, descendants (whether by blood or by adoption), brothers or sisters are beneficiaries and (f) any partnership or limited liability company all of whose partners or members consist of such Person or his spouse, ancestors, descendants (whether by blood or by adoption), brothers or sisters or inter vivos or testamentary trusts of which only such Person or his spouse, ancestors, descendants (whether by blood or by adoption), brothers or sisters are beneficiaries.

          "FISCAL YEAR" means the fiscal year of the Company, which shall be the calendar year.

          "FUNDING DEBT" means any Debt incurred by or on behalf of the Managing Member for the purpose of providing funds to the Company.

          "FUNDING NOTICE" has the meaning set forth in Section 4.4.B hereof.

          "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be its fair market value, as agreed to by such Member and the Managing Member, and set forth on Exhibit A with respect to
                                                      ---------
     that Member.

               (b) The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described in clause (1), clause (2), clause (3), or clause (4) hereof shall be adjusted to equal their respective gross fair market values, as determined by the Managing Member using such reasonable method of valuation as it may adopt, as of the following times:

                   (1) the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.4 hereof or contributions or deemed contributions by the Managing Member pursuant to Section 4.4 hereof) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;


                   (2) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                   (3) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

                   (4) at such other times as the Managing Member shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.


               (c) The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the Managing Member, provided that, if the distributee is the Managing Member or if the distributee and the Managing Member cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

               (d) At the election of the Managing Member, the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that

     Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing Member reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

               (e) If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.


          "HIGHLANDS/SOMERSET LOANS" has the meanings set forth in Section 7.1.C hereof.

          "INCAPACITY" or "INCAPACITATED" means, (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction of an order adjudicating such Member incompetent to manage his or her person or his or her estate; (ii) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company or the revocation of its charter; (iii) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Member that is an estate, the distribution by the fiduciary of the estate's entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member's creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Member's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within 90 days after the expiration of any such stay.

          "INDEMNITEE" means (i) any Person made a party to a proceeding by reason of its status as (A) a Member or any Affiliate thereof or (B) a director, officer or employee of the Company, a Member or Affiliate thereof and (ii) such other Persons (including Affiliates of any Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

          "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

          "LIQUIDATING EVENT" has the meaning set forth in Section 13.1 hereof.

          "LIQUIDATOR" has the meaning set forth in Section 13.2.A hereof.

          "LLC DISTRIBUTION DATE" means the date established by the Managing Member for the payment of actual distributions declared by the Managing Member pursuant to Sections 5.1 and 5.2, which date shall be the same as the date established by the Managing Member for the payment of dividends to holders of REIT Shares.

          "LLC RECORD DATE" means the record date for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the Managing Member for a dividend to holders of REIT Shares.

          "LLC UNIT" means a fractional share of the Membership Interests of all Members issued pursuant to Section 4.1, Section 4.2 or Section 4.4 hereof, as the same may be modified from time to time as provided in this Agreement. The ownership of LLC Units may (but need not, in the sole and absolute discretion of the Managing Member) be evidenced in the form of a certificate for LLC Units.

          "MAJORITY IN INTEREST OF THE NON-MANAGING MEMBERS" means those Non-Managing Members (excluding any Affiliates of the Managing Member who are Non-Managing Members) holding in the aggregate more than 50% of the aggregate outstanding LLC Units held by all the Non-Managing Members (excluding any Affiliates of the Managing Member who are Non-Managing Members).

          "MAJORITY OF REMAINING MEMBERS" means Non-Managing Members owning (a) a majority of the profits interests in the Company held by all Non-Managing Members, determined and allocated based on any reasonable estimate of profits from the relevant date to the projected termination of the Company and taking into account present and future allocations of profits under the Agreement as it is in effect on the relevant date, and (b) a majority of the capital interests in the Company, determined as of the relevant date under the Agreement, owned by all Non-Managing Members.

          "MANAGING MEMBER" means BRE Properties, Inc., a Maryland corporation, in its capacity as a Member, or any successor Managing Member designated pursuant to the terms of this Agreement.

          "MANAGING MEMBER LOAN" has the meaning set forth in Section 4.4.C hereof.

          "MANAGING MEMBER'S CAPITAL RETURN" means an amount initially equal to zero, and increased cumulatively on the last day of each Fiscal Year of the Company by an amount equal to the Managing Member's Capital Contribution multiplied by .15; provided, however, that the increase that shall occur in accordance with the foregoing on the last day of the first Fiscal

Year of the Company ending on December 31, 1997 shall be the amount specified above multiplied by a fraction, the numerator of which shall be the number of days in the period commencing on the Effective Date and ending on December 31, 1997, and the denominator of which is 365.

          "MANUAL" has the meaning set forth in Section 8.6.B hereof.

          "MEMBER MINIMUM GAIN" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i) with respect to "partner nonrecourse debt minimum gain."

          "MEMBER NONRECOURSE DEBT" has the meaning set forth in Regulations
Section 1.704-2(b)(4) for the phrase "partner nonrecourse debt."

          "MEMBER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(i)(2) for the phrase "partner nonrecourse deductions," and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

          "MEMBERS" means the Persons owning Membership Interests, including the Managing Member and any Additional and Substitute Members, named as Members in

Exhibit A attached hereto, which Exhibit A may be amended from time to time.
---------                        ---------

          "MEMBERSHIP INTEREST" means an ownership interest in the Company representing a Capital Contribution by a Member and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Membership Interest may be expressed as a number of LLC Units.

          "NET INCOME" or "NET LOSS" means, for each Fiscal Year of the Company, an amount equal to the Company's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net
     Loss) pursuant to this definition of "Net Income" or "Net Loss" shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

               (b) Any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net

     Loss," shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

               (c) In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

               (d) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

               (e) To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

               (f) Notwithstanding any other provision of this definition of "Net Income" or "Net Loss," any item of income, gain, loss or deduction specially allocated pursuant to Section 6.2.A(3) or Section 6.3.A hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be allocated pursuant to Section 6.2.A(3) or Section 6.3.A hereof shall be determined by applying rules analogous to those set forth in this definition of "Net Income" or "Net Loss."


          "NO TRANSFER MEMBERS" means the Members (or Assignees or successors in interest thereof) who acquired their LLC Units in exchange for Real Properties on the Effective Date.

          "NO TRANSFER PERIOD" means (i) a period of 10 years from the Effective Date in the case of the Real Properties commonly known as The Highlands and Somerset Park and (ii) with respect to all other Real Properties, either (a) a period of eight years from the Effective Date if the Real Property is not an Excepted Property, or (b) a period of one year from the Effective Date for an Excepted Property.

          "NON-MANAGING MEMBER" means any Member other than the Managing Member.

          "NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

          "NONRECOURSE LIABILITY" has the meaning set forth in Regulations
Section 1.752-1(a)(2).

          "NOTICE OF EXCHANGE" means the Notice of Exchange substantially in the form of Exhibit B attached to this Agreement.
        ---------

          "OWNERSHIP LIMIT" means 9.8% of the number of shares or value (whichever is more restrictive) of the outstanding REIT Shares. The number and value of REIT Shares of the Managing Member shall be determined by the Board of Directors of the Managing Member, in good faith, which determination shall be conclusive for all purposes hereof.

          "PERCENTAGE INTEREST" means as to a Member holding a Membership Interest, its interest in the Company as determined by dividing the LLC Units owned by such Member by the total number of LLC Units then outstanding as specified in Exhibit A attached hereto, as such Exhibit may be amended from time
             ---------
to time.

          "PERMITTED TRANSFER" has the meaning set forth in Section 11.3.A hereof.

          "PERSON" means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

          "PREFERRED RETURN PER UNIT" means with respect to an LLC Unit outstanding on an LLC Record Date (other than those LLC Units held by the Managing Member) an amount initially equal to zero, and increased cumulatively on each LLC Record Date by an amount equal to the product of (i) the cash dividend per REIT Share declared by the Managing Member for holders of REIT Shares on that LLC Record Date, multiplied by (ii) the Adjustment Factor in effect on that LLC Record Date.

          "PREFERRED RETURN SHORTFALL" means, for any holder of LLC Units (other than the Managing Member), the excess (if any) of (i) the Preferred Return Per Unit with respect to all LLC Units held by such holder over (ii) the aggregate amount previously distributed with respect to such LLC Units pursuant to Section
5.1 hereof together with cumulative interest accruing thereon at the Prime Rate from the applicable LLC Record Date to the date of distribution pursuant to
Section 5.1.A.

          "PRIME RATE" means on any date, a rate equal to the annual rate on such date announced by Bank of America to be its prime, base or reference rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law. If Bank of America discontinues its use of such prime, base or reference rate or ceases to exist, the Managing Member shall designate the prime, base or reference rate of another state or federally chartered bank based in New York or San Francisco to be used for the purpose of calculating the Prime Rate hereunder (which rate shall be subject to limitation by all applicable usury laws).

          "PROPERTIES" means any assets and property of the Company such as, but not limited to, interests in real property (including the Real Properties) and personal property, including, without limitation, fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Company may hold from time to time.

          "PUBLICLY TRADED" means listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange or another national securities exchange or designated for quotation on the NASDAQ National Market System, or any successor to any of the foregoing.

          "QUALIFIED TRANSFEREE" means an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

          "REAL PROPERTIES" has the meaning set forth in Section 7.3.E(2) hereof.

          "REGULATIONS" means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "REGULATORY ALLOCATIONS" has the meaning set forth in Section 6.3.A(7) hereof.

          "REIT" means a real estate investment trust qualifying under Code
Section 856, et seq.

          "REIT MEMBER" means a Member or Assignee that is, or has made an election to qualify as, a REIT.

          "REIT PAYMENT" has the meaning set forth in Section 15.12 hereof.

          "REIT REQUIREMENTS" has the meaning set forth in Section 5.1 hereof.

          "REIT SHARE" means a share of the Managing Member's Common Stock, par value $.01 per share.

          "REIT SHARES AMOUNT" means a number of REIT Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor; provided, however, that, in the event that the Managing Member issues to all holders of REIT Shares prior to the Specified Exchange Date any rights, options, warrants or convertible or exchangeable securities entitling the Managing Member's shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "Rights"), then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the Managing Member in good faith.

          "RELATED PARTY" means, with respect to any Person, any other Person whose ownership of shares of the Managing Member's capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code
Section 856(h)(1)(B)).

          "RIGHTS" has the meaning set forth in the definition of "REIT Shares Amount."

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "SHORTFALL AMOUNT" has the meaning set forth in Section 6.2.A(1) hereof.

          "SPECIFIED EXCHANGE DATE" means the 10th Business Day after the receipt by the Managing Member of a Notice of Exchange; provided, however, that no Specified Exchange Date shall occur prior to the first anniversary of the Effective Date.

          "SUBSTITUTED MEMBER" means an Assignee who is admitted as a Member to the Company pursuant to Section 11.4 hereof. The term "Substituted Member" shall not include any Additional Member.

          "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

          "TAX ITEMS" has the meaning set forth in Section 6.4.A hereof.

          "TENANT SCHEDULE" means a schedule, to be prepared by the Managing Member and timely provided to any Member making the representation required pursuant to Section 3.4.A(v) or Section 3.4.B(v) that lists all of the entities that are a tenant of either the Managing Member, the Company or any partnership, venture or limited liability company of which the Managing Member or the Company is a member. The Tenant Schedule shall be amended from time to time as necessary to reflect any changes to the list of the foregoing entities.

          "TENDERED UNITS" has the meaning set forth in Section 8.6.A hereof.

          "TENDERING PARTY" has the meaning set forth in Section 8.6.A hereof.

          "TERMINATING CAPITAL TRANSACTION" means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company.

          "TERMINATION PAYMENT" has the meaning set forth in Section 11.2.B hereof.

          "TRANSFER," when used with respect to an LLC Unit or all or any portion of a Membership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that, when the term is used in Article 11 hereof (other than in Section
                                        ----------
11.6), Transfer does not
include any Exchange of LLC Units by any Non-Managing Member pursuant to Section
8.6 hereof. The terms "Transferred" and "Transferring" have correlative meanings.

          "VALUATION DATE" means (a) in the case of a tender of LLC Units for Exchange, the date of receipt by the Managing Member of a Notice of Exchange or, if such date is not a Business Day, the immediately preceding Business Day or
(b) in any other case, the date specified in this Agreement.

          "VALUE" means, on any Valuation Date with respect to a REIT Share, the average of the daily market prices for a REIT Share over the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for any such trading day shall be:

                    (1) if the REIT Shares are listed or admitted to trading on any securities exchange or the Nasdaq Stock Market's National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system,

                    (2) if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq Stock Market's National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Managing Member, or

                    (3) if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq Stock Market's National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Managing Member, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the market price of the REIT Shares shall be determined by the Managing Member acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

In the event that the REIT Shares Amount includes Rights that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by the Managing Member acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                  ARTICLE 2.
                             ORGANIZATIONAL MATTERS

          SECTION 2.1.  FORMATION

          The Company is a limited liability company formed pursuant to the provisions of the Act for the purposes and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.

          SECTION 2.2.  NAME

          The name of the Company is BRE Property Investors LLC. The Company's business may be conducted under any other name or names deemed advisable by the Managing Member, including the name of the Managing Member or any Affiliate thereof. The Managing Member in its sole and absolute discretion may change the name of the Company at any time and from time to time in accordance with applicable law and shall notify the Members of such change in the next regular communication to the Members.

          SECTION 2.3. REGISTERED OFFICE AND AGENT; PRINCIPAL PLACE OF BUSINESS; OTHER PLACES OF BUSINESS

          The address of the registered office of the Company in the State of Delaware is located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office is The Corporation Trust Company. The principal office of the Company is located at One Montgomery Street, Suite 2500, Telesis Tower, San Francisco, California 94104, or such other place as the Managing Member may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member deems advisable.

          SECTION 2.4.  POWER OF ATTORNEY

          A. Each Member (other than the Managing Member) and each Assignee hereby irrevocably constitutes and appoints the Managing Member, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

               (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the Managing Member or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments that the Managing Member or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Managing Member or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Articles 11, 12 or 13 hereof or the
                                       ---------------------
     Capital Contribution of any Member; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Member Interests; and

               (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Managing Member or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the Managing Member or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained in this Section 2.4 shall be construed as authorizing the Managing Member or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this
     ----------
Agreement.

          B. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Members and Assignees will be relying upon the power of the Managing Member to act as contemplated by this Agreement, and it shall survive and not be affected by the subsequent Incapacity of any Member or Assignee and the Transfer of all or any portion of such Member's or Assignee's LLC Units or Membership Interest and shall extend to such Member's or Assignee's heirs, successors, assigns and personal representatives. Each Member or Assignee shall execute and deliver to the Managing Member or any Liquidator, within 15 days after receipt of the Managing Member's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Company.

          SECTION 2.5.  TERM

          The term of the Company commenced on September 25, 1997, the date that the original Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until September 25, 2012 unless extended by unanimous agreement of the Members or earlier terminated pursuant the provisions of Section 13 hereof or as otherwise provided by law.

                                   ARTICLE 3.
                                    PURPOSE


          SECTION 3.1. PURPOSE AND BUSINESS

          The purpose and nature of the business to be conducted by the Company is (i) to conduct any business that may be lawfully conducted by a limited liability company organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the Managing Member at all times to be classified as a REIT for federal income tax purposes, unless the Managing Member ceases to qualify as a REIT for reasons other than the conduct of the business of the Company, (ii) to enter into any partnership, joint venture, limited liability company or other similar arrangement to engage in any business described in the foregoing clause (i) or to own interests in any entity engaged, directly or indirectly, in any such business, and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the Managing Member's right in its sole discretion to cease qualifying as a REIT, the Members acknowledge that the Managing Member's current status as a REIT inures to the benefit of all the Members and not solely the Managing Member or its Affiliates.

          SECTION 3.2. POWERS

          The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness and guaranty indebtedness of the Managing Member and other Affiliates (whether or not Funding Debt), whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that notwithstanding any other provision in this Agreement, the Managing Member may cause the Company not to take, or to refrain from taking, any action that, in the judgment of the Managing Member, in its sole and absolute discretion, (i) could adversely affect the ability of the Managing Member to continue to qualify as a REIT, (ii) could subject the Managing Member to any additional taxes under Code Section 857 or Code Section 4981 or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Managing Member, its securities or the Company, unless such action (or inaction) under clause (i), clause (ii) or clause (iii) above shall have been specifically consented to by the Managing Member in writing.

          SECTION 3.3. SPECIFIED PURPOSES

          The Company shall be a limited liability company only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a joint venture or partnership between or among the Members with respect to any activities whatsoever other than the activities within the purposes of the Company as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Member shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Company, its properties or any other Member. No Member, in its capacity as a Member under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Member, nor shall the Company be responsible or liable for any indebtedness or obligation of any Member, incurred either before or after the execution and delivery of this Agreement by such Member, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

          SECTION 3.4. REPRESENTATIONS AND WARRANTIES BY THE MEMBERS

          A. Each Member that is an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to the Company, the Managing Member and each other Member that (i) such Member has the legal capacity to enter into this Agreement and perform such Member's obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member's property is bound, or any statute, regulation, order or other law to which such Member is subject, (iii) such Member is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), (iv) if the representation hereunder is being made on or prior to December 31, 1997, such Member (other than the Managing Member), except as disclosed in writing to the Managing Member, does not own, directly or indirectly or by attribution under Code
Section 318 (as modified by Code Section 856(d)(5)) any shares of stock of the Managing Member, (v) if the representation hereunder is being made subsequent to December 31, 1997 and such Member has been timely provided a Tenant Schedule, such Member (other than the Managing Member), except as otherwise disclosed in writing to the Managing Member, either (A) does not own, directly or indirectly or by attribution under Code Section 318 (as modified by Code Section 856(d)(5)) more than 25% of the interests in capital or profits of the Company or (B) (1) does not own, directly or indirectly or by attribution under Code Section 318 (as modified by Code Section 856(d)(5)) any shares of stock of the Managing Member and (2) does not own directly or indirectly or by attribution under Code
Section 318 (as modified by Code Section 856(d)(5)) any interest in any entity that is listed on the Tenant Schedule, and (vi) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

          B. Each Member that is not an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to the Company, the Managing Member and each other Member that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its managing member(s) (or, if there is no managing member, a majority in interest of all members), committee(s), trustee(s), general partner(s), beneficiaries, directors and shareholder(s), as the case may be, as required, (ii) the consummation of such transactions will not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws, as the case may be, any material agreement by which such Member or any of such

Member's properties or any of its partners, members, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Member or any of its partners, members, trustees, beneficiaries or shareholders, as the case may be, is or are subject,
(iii) such Member is neither a "foreign person" within the meaning of Code
Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), (iv) if the representation hereunder is being made on or prior to December 31, 1997, such Member (other than the Managing Member), except as disclosed in writing to the Managing Member, (A) does not own, directly or indirectly or by attribution under Code Section 318 (as modified by Code Section 856(d)(5)) any shares of stock of the Managing Member, (v) if the representation hereunder is being made subsequent to December 31, 1997 and such Member has been timely provided a Tenant Schedule, such Member (other than the Managing Member), except as otherwise disclosed in writing to the Managing Member, either (A) does not own, directly or indirectly or by attribution under Code Section 318 (as modified by Code Section 856(d)(5)) more than 25% of the interests in capital or profits of the Company or (B) (1) does not own, directly or indirectly or by attribution under Code Section 318 (as modified by Code Section 856(d)(5)) and shares of stock of the Managing Member and (2) does not own directly on indirectly or by attribution under Code Section 318 (as modified by Code Section 856(d)(5)) any interest in any entity that is listed on the Tenant Schedule, and
(vi) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

          C. Each Member (including, without limitation, each Substituted Member as a condition to becoming a Substituted Member) represents, warrants and agrees that it has acquired and continues to hold its interest in the Company for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances without prejudice, however, to each Member's right at all times to sell or otherwise dispose of all or any part of such Member's REIT Shares pursuant to an effective registration statement under the Securities Act or under an exemption from registration available under the Securities Act.. Each Member further represents and warrants that it is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act and is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a highly speculative and illiquid investment.

          D. The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company. The Managing Member may, in its sole and absolute discretion on behalf of the Company and its Members, grant waivers and exceptions to the representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof, but any such waiver or exception must be in writing, must refer to this Section 3.4.D and must describe with particularity the representation or warranty as to which such waiver or exception shall apply.

          E. Each Member (including, without limitation, each Substituted Member as a condition to becoming a Substituted Member) hereby represents that it has consulted and been advised by its legal counsel and tax advisor in connection with, and acknowledges that no representations as to potential profit, tax consequences of any sort (including, without limitation, the tax consequences resulting from forming the Company, executing this Agreement, consummating the transaction provided for in or contemplated by the Contribution Agreement, making a Capital Contribution, being admitted to the Company or being allocated Tax Items), cash flows, funds from operations or yield, if any, in respect of the Company or the Managing Member have been made by any Member or any employee or representative or Affiliate of any Member, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.


                                   ARTICLE 4.

                             CAPITAL CONTRIBUTIONS


          SECTION 4.1. CAPITAL CONTRIBUTIONS OF THE INITIAL MEMBERS

          At the time of their respective execution of this Agreement, the Members shall make Capital Contributions as set forth in Exhibit A to this
                                                         ---------
Agreement.  The Members shall own LLC Units in the amounts set forth in Exhibit
                                                                        -------
A and shall have a Percentage Interest as set forth in Exhibit A, which
-                                                      ---------
Percentage Interest shall be adjusted in Exhibit A from time to time by the
                                         ---------
Managing Member to the extent necessary to accurately reflect exchanges, Capital Contributions, the issuance of additional LLC Units or similar events having an effect on a Member's Percentage Interest. Except as required by law or as otherwise provided in Sections 4.3 and 4.4, no Member shall be required or permitted to make any additional Capital Contributions or loans to the Company. Unless otherwise specified by the Managing Member at the time of the creation of any class of Membership Interests, the corresponding class of capital stock for any LLC Units issued shall be REIT Shares.

          SECTION 4.2. ADDITIONAL MEMBERS

          The Managing Member is authorized to admit one or more Additional Members to the Company from time to time, on terms and conditions and for such Capital Contributions as may be established by the Managing Member in its reasonable discretion; provided that any person to whom Development Incentive Units, Additional Retained Units or Performance Incentive Units (as such terms are defined in the Contribution Agreement) are issued shall be admitted as Additional Members with the same rights hereunder as the original Non-Managing Members including, without limitation, the rights to distributions as set forth in clause (1) of Section 5.1.A hereof; provided further that any other Additional Members shall have no right to receive distributions before all distributions required by clause (1) of Section 5.1.A have been paid. No action or consent by the Non-Managing Members shall be required in connection with the admission of any Additional Members. In the sole and absolute discretion of the Managing Member, the Company may acquire in the future additional Properties by means of Capital

Contributions by other Persons, which Capital Contributions shall be set forth in Exhibit A. As a condition to being admitted to the Company, each Additional
   ---------
Member shall execute an agreement to be bound by the terms and conditions of this Agreement. Notwithstanding the foregoing, (ii) no Affiliate of the Managing Member will be permitted to make a Capital Contribution or to otherwise be admitted as an Additional Member and accordingly no issuance of LLC Units will be made to any Affiliate of the Managing Member and (ii) neither the Managing Member nor any Affiliate of the Managing Member may have any interest in the Company or a Non-Managing Member.

          SECTION 4.3. LOANS BY THIRD PARTIES

          Subject to the provisions of Section 4.4 and Section 7.3 hereof, the Company may incur or assume Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements, for any purpose (including, without limitation, in connection with any further acquisition of Properties from any Person), upon such terms as the Managing Member determines appropriate; provided, however, that the Company shall not incur or assume any Debt under which a breach, violation or default would be deemed to occur by virtue of the Transfer of any Membership Interest; provided, further, that any Debt shall be nonrecourse to each Member unless the Member to whom any Debt would be recourse otherwise agrees.

          SECTION 4.4. ADDITIONAL FUNDING AND CAPITAL CONTRIBUTIONS

          A. GENERAL. The Managing Member may, at any time and from time to time, determine that the Company requires additional funds ("Additional Funds") for the acquisition or development of additional Properties or for such purposes as the Managing Member may determine. Additional Funds may be raised by the Company, at the election of the Managing Member, in any manner provided in, and in accordance with, the terms of this Section 4.4 or, alternatively, the terms of Section 4.3 hereof. No Person, including, without limitation, any Member or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Membership Interest.

          B. NOTICE OF ADDITIONAL FUNDS REQUIREMENT. The Managing Member may, but shall not be required to, give written notice (the "Funding Notice") to the Members of the need for Additional Funds and the anticipated source(s) thereof.

          C. MANAGING MEMBER LOANS. Whether or not a Funding Notice is given to the Members, the Managing Member may enter into a Funding Debt and lend the Additional Funds to the Company (a "Managing Member Loan"); provided, however, that the Managing Member shall not be obligated to lend the net proceeds of any Funding Debt to the Company in a manner that would be inconsistent with the Managing Member's ability to remain qualified as a REIT. If the Managing Member enters into such a Funding Debt, the Managing Member Loan will consist of the net proceeds from such Funding Debt and, to the extent permitted by law, will be on the same terms and conditions, including interest rate and repayment schedule, and providing for the reimbursement of costs and expenses, as shall be applicable with respect to or incurred in connection with such Funding Debt; provided, however, that any repayments (including principal and interest) on a Funding Debt or a Managing Member Loan will be subordinate to the payment of any distributions pursuant to clause (1) of
Section 5.1.A, and no repayments shall be made unless at the time of repayment all distributions previously required to be made pursuant to Section 5.1 have been made in full (i.e., no Preferred Return Shortfall required to be paid has not been paid). Otherwise, all Managing Member Loans made pursuant to this
Section 4.4 shall be on terms and conditions no less favorable to the Company than would be available to the Company from any third party.

          D. ADDITIONAL MANAGING MEMBER CONTRIBUTIONS; ADDITIONAL MEMBERS. Whether or not a Funding Notice is given to the Members, the Managing Member on behalf of the Company may raise all or any portion of the Additional Funds by making additional Capital Contributions or accepting additional Capital Contributions from any other Members or third parties and either (a) in the case of Members (including the Managing Member), increasing that Member's LLC Units or (b) in the case of a third party, admitting that third party as an Additional Member as contemplated by Section 4.2 of this Agreement. Subject to the terms of this Section 4.4 and to the definition of "Gross Asset Value," the Managing Member shall determine in good faith the amount, terms and conditions of such additional Capital Contributions; provided, however, that, in the case of an additional Capital Contribution by the Managing Member, the Company shall issue to the Managing Member the number of LLC Units derived by dividing (1) the amount of the additional Capital Contribution (net of any liabilities assumed or taken subject to by the Company) by (2) the Value determined as of the date of such Capital Contribution.

          E. CERTAIN ADDITIONAL CAPITAL CONTRIBUTIONS. Notwithstanding the foregoing provisions of this Section 4.4, if the Managing Member anticipates that, based upon its projections of Available Cash or otherwise, the Available Cash generated by the Company during a quarterly period will be insufficient to enable the Company to distribute in full the amount specified in clause (1) of the first sentence of Section 5.1.A, then the Managing Member shall finance any
(i) capital expenditures (including principal payments on any Debt to the extent incurred to finance capital expenditures) made by the Company during that quarterly period (ii) shortages in Available Cash resulting from any payments made by the Company during that quarterly period with respect to any guaranty of the obligations of the Managing Member or its Affiliates, or (iii) shortages in Available Cash resulting from loans made during that quarterly period by the Company to, or investments made by the Company during that quarterly period in, the Managing Member or its Affiliates by making additional cash Capital Contributions to the Company in an amount equal to the lesser of (a) the amount necessary to enable the Company to distribute in full for that quarterly period the amount specified in clause (1) of the first sentence of Section 5.1.A, or
(b) the sum of any capital expenditures, guaranty payments, loans and investments made during that quarterly period as specified in clauses (i) through (iii) of this Section 4.4.E.

          F. TIMING OF ADDITIONAL CAPITAL CONTRIBUTIONS. If additional Capital Contributions are made by Members on any day other than the first day of a Fiscal Year, then Net Income, Net Loss, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Members and Assignees for such Fiscal Year shall be allocated among such Members and Assignees by taking into account their varying interests during the Fiscal

Year in accordance with Code Section 706(d), using the "interim closing of the books" or "daily proration" method or another permissible method selected by the Managing Member. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Member occurs shall be allocated among all the Members and Assignees including such Additional Member, in accordance with the principles described in Section 11.6.C hereof.

          SECTION 4.5. NO INTEREST; NO RETURN

          No Member shall be entitled to interest on its Capital Contribution or on such Member's Capital Account. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.


                                  ARTICLE 5.

                                 DISTRIBUTIONS


          SECTION 5.1. REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS

          A. GENERAL. The Managing Member shall cause the Company to distribute quarterly on the LLC Distribution Date all (or with respect to amounts distributed pursuant to the following clause (2), such portion as the Managing Member may in its discretion determine) Available Cash generated by the Company during such quarter to the Members on the LLC Record Date for such quarter as follows: (1) first, to the Non-Managing Members, pro rata in accordance with their relative Preferred Return Shortfall, until the Preferred Return Shortfall for each Non-Managing Member is zero; and (2) thereafter, to the Managing Member; provided, however, if dividends are paid to holders of REIT Shares more frequently than quarterly, then the LLC Distribution Date shall be the date of the payment of the more frequent dividends and the period with respect to which Available Cash is computed for purposes of this Section 5.1.A shall be correspondingly adjusted. The Managing Member shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to cause the Company to distribute sufficient amounts to enable the Managing Member to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations ("REIT Requirements"), and (b) avoid any federal income or excise tax liability of the Managing Member.

          B. CONDUCT OF COMPANY OPERATIONS TO MAINTAIN LEVEL OF DISTRIBUTIONS. The Managing Member intends to use reasonable efforts to cause the Company to operate in a manner (including, without limitation, incurring Debt, establishing and maintaining cash reserves, and undertaking and financing recurring and non-recurring capital expenditures) that enables the Company to make the quarterly distribution required pursuant to clause (1) of Section 5.1.A above. The Managing Member shall act in good faith in attempting to accomplish the foregoing objective, but there is no assurance that such objective will be accomplished, and neither the Managing Member nor the Company shall have any liability for the failure to achieve such objective so long as the Managing Member acts in good faith.

          C. MINIMUM DISTRIBUTIONS IF MANAGING MEMBER NOT PUBLICLY TRADED ENTITY. In addition (and without regard to the amount of Available Cash) if the REIT Shares of the Managing Member are not Publicly Traded, the Company shall make cash distributions to the Members at least annually, in proportion to the numbers of LLC Units owned by each Member, for each taxable year of the Company beginning prior to the fifteenth (15th) anniversary of the Effective Date in an aggregate amount with respect to each such taxable year at least equal to 95% of the Company's taxable income for such year, with such distributions to be made not later than 60 days after the end of such year; provided, however, neither the Managing Member nor any of its Affiliates shall be obligated to make any Capital Contributions, loans, advances or other funds available to the Company (other than to repay any outstanding loans or advances from the Company to the Managing Member or its Affiliates) in order to satisfy the distribution requirement of this Section 5.1.C.

          SECTION 5.2. DISTRIBUTIONS IN KIND

          No right is given to any Member to demand and receive property other than cash. The Managing Member may determine, in its sole and absolute discretion, to make a distribution in kind to the Members of Company assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5 and 6
                                                             ----------------
hereof.

          SECTION 5.3. AMOUNTS WITHHELD

          Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446; provided, however, the Managing Member, on behalf of the Company, shall make such filings with state and local authorities in accordance with customary business practices to minimize or eliminate any withholding requirement. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within 15 days after notice from the Managing Member that such payment must be made unless (i) the Company withholds such payment from a distribution that would otherwise be made to the Member or (ii) the Managing Member determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Company that would, but for such payment, be distributed to the Member. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member's Membership Interest to secure such Member's obligation to pay to the Company any amounts required to be paid pursuant to this Section 5.3. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 5.3 when due, the Managing Member may, in its sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member (including, without limitation, the right to receive distributions). Any amounts payable by a Member hereunder shall bear interest at the Prime Rate plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Member shall take such actions as the Company or the Managing Member shall request in order to perfect or enforce the security interest created hereunder.

          SECTION 5.4. DISTRIBUTIONS UPON LIQUIDATION

          Notwithstanding the other provisions of this Article 5, net proceeds
                                                       ---------
from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Company shall be distributed to the Members in accordance with Section 13.2 hereof.

          SECTION 5.5. RESTRICTED DISTRIBUTIONS

          Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Managing Member, on behalf of the Company, shall make a distribution to any Member on account of its Membership Interest or interest in LLC Units if such distribution would violate Section 18-607 of the Act or other applicable law.


                                  ARTICLE 6.

                                  ALLOCATIONS

          SECTION 6.1. TIMING AND AMOUNT OF ALLOCATIONS OF NET INCOME AND NET
                       LOSS

          Net Income and Net Loss of the Company shall be determined and allocated with respect to each Fiscal Year of the Company as of the end of each such year. Except as otherwise provided in this Article 6, an allocation to a
                                                 ---------
Member of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

          SECTION 6.2. GENERAL ALLOCATIONS Except as otherwise provided in this
Article 6:
---------

          A. NET INCOME. Net Income for any Fiscal Year shall be allocated, for purposes of adjusting the Capital Accounts of the Members, in accordance with the following order of priority:

              (1) First, to the Non-Managing Members, pro rata in accordance with their relative Shortfall Amounts, until the cumulative amount of Net Income allocated to each such Non-Managing Member pursuant to this Section 6.2.A(1) for the current and all prior Fiscal Years is equal to the sum of
     (a) the cumulative amount distributed to each such Non-Managing Member pursuant to Section 5.1 for the current and all prior Fiscal

     Years and (b) the cumulative amount of Net Loss allocated to such Non-Managing Member for all prior Fiscal Years. "Shortfall Amount" shall mean, with respect to each Member, the excess if any of (i) the sum of (x) the cumulative amount distributed to such Non-Managing Member pursuant to
     Section 5.1 for the current and all prior Fiscal Years and (y) the cumulative amount of Net Loss allocated to such Non-Managing Member for all prior Fiscal Years over (ii) the cumulative amount of Net Income previously allocated to such Non-Managing Member pursuant to this Section 6.2.A(1);

               (2) Second, to the Managing Member until the cumulative amount allocated to the Managing Member pursuant to this Section 6.2.A(2) for the current Fiscal Year and all prior Fiscal Years equals the Managing Member's Capital Return; and

               (3) Thereafter, 99% to the Managing Member and 1% to the Non-Managing Members as a group in proportion to their relative LLC Units; provided, however, that any gain from the sale or other disposition of one or more of the Properties allocated pursuant to this Section 6.2.A(3) shall be allocated 100% to the Managing Member.

          B. NET LOSS. Net Loss for any Fiscal Year shall be allocated, for purposes of adjusting the Capital Accounts of the Members, pro rata to each Member in accordance with their relative positive Capital Account balances (calculated for this purpose by adding to such Member's Capital Account such Member's share of Company Minimum Gain and Member Minimum Gain).

          SECTION 6.3. ADDITIONAL ALLOCATION PROVISIONS

          A.  REGULATORY ALLOCATIONS

              (1) Minimum Gain Chargeback. Except as otherwise provided in
                  -----------------------
Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in
                                       ---------
Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.A(1) is intended to qualify as a "minimum gain chargeback" within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

              (2) Member Minimum Gain Chargeback. Except as otherwise provided
                  ------------------------------
in Regulations Section 1.704-2(i)(4) or in Section 6.3.A(1) hereof, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.A(2) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.


               (3) Member Nonrecourse Deductions. Any Member Nonrecourse
                   -----------------------------
Deductions for any Fiscal Year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

               (4) Qualified Income Offset. If any Member unexpectedly receives
                   -----------------------
an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Member in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.3.A(4) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this
Article 6 have been tentatively made as if this Section 6.3.A(4) were not in the
---------
Agreement. It is intended that this Section 6.3.A(4) qualify and be construed as a "qualified income offset" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

               (5) Limitation on Allocation of Net Loss. To the extent that any
                   ------------------------------------
allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation of Net Loss shall be reallocated among the other Members in accordance with their respective LLC Units, subject to the limitations of this Section 6.3.A(5).

               (6) Section 754 Adjustment. To the extent that an adjustment to
                   ----------------------
the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their LLC Units in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

               (7) Curative Allocations. The allocations set forth in Sections
                   --------------------
6.3.A(1) through (6) hereof (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and

1.704-2. Notwithstanding the provisions of Section 6.1 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

          B. ALLOCATION OF EXCESS NONRECOURSE LIABILITIES. Solely for purposes of determining a Member's proportional share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), each Member's interest in Company profits shall be equal to such Member's interest in the allocations provided in Section 6.2.A(1).

          SECTION 6.4. TAX ALLOCATIONS

          A. IN GENERAL. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations, each Company item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

          B. ALLOCATIONS RESPECTING SECTION 704(C) REVALUATIONS. Notwithstanding Section 6.4.A hereof, Tax Items with respect to Property that is contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Members for income tax purposes pursuant to the "traditional method" as described in Regulations Section 1.704-3(b). In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of "Gross Asset Value" (provided in
Article 1 hereof), subsequent allocations of Tax Items with respect to such
---------
asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and this Section 6.4.B.

          SECTION 6.5. OTHER PROVISIONS

          A. OTHER ALLOCATIONS. In the event that (i) any modifications are made to the Code or any Regulations, (ii) any changes occur in any case law applying or interpreting the Code or any Regulations, (iii) the IRS changes or clarifies the manner in which it applies or interprets the Code or any Regulations or any case law applying or interpreting the Code or any Regulations or (iv) the IRS adjusts the reporting of any of the transactions contemplated by this Agreement which, in each case, either (a) requires allocations of items of income, gain, loss, deduction or credit or (b) requires reporting of any of the transactions contemplated by this Agreement in a manner different from that set forth in this Article 6, the Managing Member is hereby authorized to make new allocations or report any such transactions (as the case may be) in reliance of the foregoing, and such new allocations and reporting shall be deemed to be made pursuant to the fiduciary duty of the Managing Member to the Company and the other Members, and no such new allocation or reporting shall give rise to any claim or cause of action by any Member.

          B. CONSISTENT TAX REPORTING. The Members acknowledge and are aware of the income tax consequences of the allocations made by this Article 6 and hereby
                                                            ---------
agree to be bound by the provisions of this Article 6 in reporting their shares
                                            ---------
of Net Income, Net Loss and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes.

          SECTION 6.6 AMENDMENTS TO ALLOCATION TO REFLECT ISSUANCE OF ADDITIONAL MEMBERSHIP INTERESTS

          In the event that the Company issues additional Membership Interests to the Managing or any Additional Member pursuant to Article 4 hereof, the
                                                     ---------
Managing Member shall make such revisions to this Article 6 as it determines are
                                                  ---------
necessary to reflect the terms of the issuance of such additional Membership Interests, including making preferential allocations to certain classes of Membership Interests; provided, that no class of Membership Interest shall be entitled to receive any distributions before all distributions required by clause (1) of Section 5.1.A have been paid.


                                   ARTICLE 7.
                     MANAGEMENT AND OPERATIONS OF BUSINESS


          SECTION 7.1. MANAGEMENT

          A. Except as otherwise expressly provided in this Agreement, the Managing Member, in its capacity as a Member of the Company under the Act, shall have sole and complete charge and management over the business and affairs of the Company, in all respects and in all matters. The Managing Member shall be an agent of the Company's business, and the actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company. The Managing Member shall at all times be a Member of the Company. Except as otherwise expressly provided in this Agreement or required by any non-waivable provisions of applicable law, the Non-Managing Members shall not participate in the control of the Company, shall have no right, power or authority to act for or on behalf of, or otherwise bind, the Company and shall have no right to vote on or consent to any other matter, act, decision or document involving the Company or its business. The Managing Member may not be removed by the Members with or without cause, except with the consent of the Managing Member. In addition to the powers now or hereafter granted a manager of a limited liability company under applicable law or that are granted to the Managing Member under any other provision of this Agreement, the Managing Member, subject to the other provisions hereof including the limitations on the authority of the Managing Member set forth in Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

               (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Company to make distributions to its Members in such amounts as will permit the Managing Member (so long as the Managing Member qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distributions to its shareholders sufficient to permit the Managing Member to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of any of the foregoing by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Company's assets and the execution of the Approved Note and agreements, documents and instruments evidencing Managing Member Loans) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Company;

               (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

               (3) except as restricted pursuant to Section 7.3.E(2) hereof, the acquisition, sale, transfer, exchange or other disposition of any assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity;

               (4) except as restricted pursuant to Section 7.1.C hereof, the mortgage, pledge, encumbrance or hypothecation of any assets of the Company (including, without limitation, any Contributed Property), the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement which the Managing Member believes will directly benefit the Company and on any terms that the Managing Member sees fit, including, without limitation, the financing of the conduct or the operations of the Managing Member or the Company, the lending of funds to other Persons (including, without limitation, the Managing Member, if necessary to permit the financing or capitalization of a subsidiary of the Managing Member or the Company) and the repayment of obligations of the Company, any of its Subsidiaries and any other Person in which it has an equity investment;

               (5) the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation, any Contributed Property, or other asset of the Company or any Subsidiary;

               (6) the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the Managing Member considers useful or necessary to the conduct of the Company's operations or the implementation of the

     Managing Member's powers under this Agreement, including contracting with property managers (including, without limitation, as to any Contributed Property or other Property, contracting with the contributing or any other Member or its Affiliates for property management services), contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Company's assets;

               (7) the distribution of Company cash or other Company assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Company, and the collection and receipt of revenues, rents and income of the Company;

               (8) the selection and dismissal of employees of the Company or the Managing Member (including, without limitation, employees having titles or offices such as "president," "vice president," "secretary" and "treasurer"), and agents, outside attorneys, accountants, consultants and contractors of the Company or the Managing Member and the determination of their compensation and other terms of employment or hiring;

               (9) the maintenance of such insurance for the benefit of the Company and the Members as it deems necessary or appropriate including casualty, liability and other insurance on the Properties of the Company;

               (10) the formation of, or acquisition of an interest in, and the contribution of property to, any corporation, limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to any Subsidiary and any other Person in which it has an equity investment from time to time); provided that, as long as the Managing Member has determined to continue to qualify as a REIT, the Company may not engage in any such formation, acquisition or contribution that would cause the Managing Member to fail to qualify as a REIT;

               (11) the control of any matters affecting the rights and obligations of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

               (12) the undertaking of any action in connection with the Company's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, contributing or loaning Company funds to, incurring indebtedness on behalf of, or guaranteeing the obligations of any such Persons);

               (13) the determination of the fair market value of any Company property distributed in kind using such reasonable method of valuation as it may adopt; provided that such methods are otherwise consistent with the requirements of this Agreement;

               (14) the enforcement of any rights against any Member pursuant to representations, warranties, covenants and indemnities relating to such Member's contribution of property or assets to the Company;

               (15) the collection and receipt of revenues and income of the Company;

               (16) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Company;

               (17) the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

               (18) the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of any Person in which the Company does not have an interest pursuant to contractual or other arrangements with such Person;

               (19) the maintenance of working capital and other reserves in such amounts as the Managing Member, in its sole and absolute discretion, deems appropriate and reasonable from time to time;

               (20) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees (including, without limitation, the Approved Guaranty), warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the Managing Member for the accomplishment of any of the powers of the Managing Member enumerated in this Agreement; and

               (21) the amendment and restatement of Exhibit A hereto to reflect
                                                     ---------
     accurately at all times the Capital Accounts, LLC Units, and Percentage Interests of the Members as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of LLC Units, the admission of any Additional Members or any Substituted Member or otherwise, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement.
                  ---------

          B. Each of the Non-Managing Members agrees that, except as provided in Section 7.3 hereof, the Managing Member is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Company without any further act, approval or vote of the Non-Managing Members, notwithstanding any other provision of this Agreement (except as provided in Section 7.3 hereof), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the Managing Member or the Company of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Members or any other Persons under this Agreement or of any duty stated or implied by law or equity.

          C. Prior to the expiration of the No Transfer Period with respect to any of the Real Properties, the Managing Member shall either (1) (a) not permit the Company to refinance any loan (each such loan, a "Loan") that is secured by an applicable Real Property for an amount that is less than the outstanding principal balance of such loan immediately prior to the Effective Date, reduced from time to time by scheduled payments of principal pursuant to the documents governing the Loan; (b) not permit the Company to make any prepayments of principal due under a Loan; and (c) not permit the Company to guarantee or otherwise assume the economic risk of loss (within the meaning of Sections 704 and 752 of the Code and the Regulations promulgated thereunder) with respect to a Loan or (2) prior to taking any action described in (1) above, first offering the applicable No Transfer Members the opportunity to guarantee or otherwise assume the economic risk of loss (within the meaning of Sections 704 and 752 of the Code and the Regulations promulgated thereunder) with respect to any amount of indebtedness (up to the full amount of the Loan) desired by the No Transfer Members; provided, however, that (i) no No Transfer Member shall be offered the opportunity to guarantee or otherwise assume the economic risk of loss of an amount of indebtedness that would result in an overall increase in the amount of Company liabilities allocable to such Member pursuant to Code Section 752, as compared with the amount of liabilities allocable to such Member prior to the action described in (1) above and (ii) with respect to the indebtedness encumbering the Real Properties commonly known as The Highlands and Somerset Park (the "Highlands/Somerset Park Loans"), the Managing Member shall notwithstanding any provision of this Agreement to the contrary, (a) not take, or permit the Company to take, any action which would cause the Highlands/Somerset Park Loans not to be Nonrecourse Liabilities of the Company,
(b) cause the Company to assume and satisfy all obligations existing under the Highlands/Somerset Park Loans (including obligations to the housing authorities) thereunder throughout the No Transfer Period, (c) not cause, or permit the Company to cause, a default under the Highlands/Somerset Park Loans or the bonds issued in connection therewith, (d) not take, or permit the Company to take, any action (including, without limitation, any change in the manner in which items of profit, loss, gain and deduction are allocated) that would result in the Company not being classified as a partnership for federal income tax purposes or would reduce the amount of the Highlands/Somerset Park Loans that is allocable to the Non-Managing Members who previously owned interests in the Real Properties commonly known as The Highlands and Somerset Park and thereby reduce the federal income tax basis of such Non-Managing Members in The Highlands and Somerset Park from federal income tax basis on such properties immediately prior to the transfer of their interests in The Highlands and Somerset Park to the Company and the Managing Member.

          D. At all times from and after the date hereof, the Managing Member shall cause the Company to:


               (1) maintain a ratio of secured indebtedness to the book value of total assets of not more than 0.40 to 1;

               (2) maintain a ratio of indebtedness (excluding indebtedness to the Managing Member) to the sum of (i) the market value of all real property and (ii) the book value of total assets (other than real property) of not more than 0.55 to 1;

               (3) maintain a ratio of (i) the market value of real property not encumbered by a lien securing indebtedness (excluding indebtedness to the Managing Member) for borrowed money to (ii) unsecured indebtedness (excluding indebtedness to the Managing Member) of more than 1.75 to 1;

               (4) maintain a ratio of EBITDA to debt service (other than debt service on indebtedness to the Managing Member) of not less than 1.80 to 1; and

               (5) not incur indebtedness for borrowed money bearing interest at a rate per annum in excess of the most favorable rate of interest that could have been obtained by the Managing Member if indebtedness with the same terms had been incurred at the same time by the Managing Member rather than the Company, provided, however, that this Section 7.1.D(5) shall not
                       --------  -------
     be deemed to limit the authority of the Managing Member to make a Managing Member Loan to the Company on the terms described in Section 4.4.C. or to make the Approved Loan to the Company.


          For purposes of this Section 7.1.D, the term "indebtedness" shall not include any indebtedness of the Managing Member guaranteed by the Company including, without limitation, the Approved Guaranty.


          E. At all times from and after the date hereof, the Managing Member may cause the Company to obtain and maintain (i) casualty, liability and other insurance on the properties of the Company and (ii) liability insurance for the Indemnitees hereunder.

          F. In exercising its authority under this Agreement, the Managing Member may, but (except as otherwise provided in Section 7.1C or Section 7.3E(2) hereof) shall be under no obligation to, take into account the tax consequences to any Member (including the Managing Member) of any action taken by it. The Managing Member and the Company shall not have liability to a Member under any circumstances as a result of an income tax liability incurred by such Member as a result of an action (or inaction) by the Managing Member pursuant to its authority under this Agreement so long as the action or inaction is taken in good faith.


          SECTION 7.2.  CERTIFICATE OF FORMATION


          To the extent that such action is determined by the Managing Member to be reasonable and necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate and do all the things to maintain the Company as a limited liability company under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction in which the Company may elect to do business or own property. Subject to the terms of
Section 8.5.A(4) hereof, the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Member. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware and any other state, or the District of Columbia or other jurisdiction in which the Company may elect to do business or own property.


          SECTION 7.3.  RESTRICTIONS ON MANAGING MEMBER'S AUTHORITY


          A. The Managing Member may not take any action in contravention of an express prohibition or limitation of this Agreement, including, without limitation:


                (1) take any action that would make it impossible to carry on the ordinary business of the Company;

                (2) possess Company property, or assign any rights in specific Company property, for other than a Company purpose except as otherwise provided in this Agreement;

                (3) admit a Person as a Member, except as otherwise provided in this Agreement;

                (4) perform any act that would subject a Non-Managing Member to liability as a Managing Member in any jurisdiction or any other liability except as provided herein or under the Act; or

                (5) enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts, or has the effect of prohibiting or restricting, the ability of (a) the Managing Member or the Company from satisfying its obligations under Section 5.1 or 8.6 hereof in full or (b) a Member from exercising its rights to an Exchange in full, except, in either case, with the written consent of such Member affected by the prohibition.


          B. The Managing Member shall not, without the prior Consent of the Non-Managing Members undertake or have the authority to do or undertake, on behalf of the Company, any of the following actions or enter into any transaction which would have the effect of such transactions:


                (1) except as provided in Section 7.3.C, amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of Members pursuant to Section 6.6 or Article 11
                                                                     ----------
     or Article 12 hereof;
        ----------

                (2) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Company;

                (3) institute any proceeding for bankruptcy on behalf of the Company;

                (4) confess a judgment against the Company;

                (5) approve or acquiesce to the Transfer of the Membership Interest of the Managing Member to any Person other than the Company; or

                (6) admit into the Company any Additional or Substitute Managing Member.


          C. Notwithstanding Section 7.3.B, the Managing Member shall have the exclusive power to amend this Agreement as may be required to facilitate or implement any of the following purposes:


                (1) to add to the obligations of the Managing Member or surrender any right or power granted to the Managing Member or any Affiliate of the Managing Member for the benefit of the Non-Managing Members;

                (2) to reflect the issuance of additional Membership Interests pursuant to Section 4.4.D or the admission, substitution, termination, or withdrawal of Members in accordance with this Agreement and to amend

     Exhibit A in connection with such admission, substitution or withdrawal;
     ---------

                (3) to reflect a change that is of an inconsequential nature and does not adversely affect the Non-Managing Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

                (4) to satisfy any requirements, conditions, or guidelines contained in any order, directive or regulation of a federal or state agency or contained in federal or state law;

                (5) to reflect such changes as are reasonably necessary for the Managing Member to maintain its status as a REIT or to satisfy the REIT Requirements; and

                (6) to modify, as set forth in the definition of "Capital Account," the manner in which Capital Accounts are computed; provided, however, under no circumstances may any such modification change the amount or the timing of any amount to be received by any Member under this Agreement.

The Managing Member will provide notice to the Non-Managing Members when any action under this Section 7.3.C is taken.


          D. Notwithstanding Section 7.3.B and 7.3.C hereof, this Agreement shall not be amended with respect to any Member adversely affected, and no action may be taken by the Managing Member, without the Consent of such Member adversely affected if such amendment or action would (i) convert a Non-Managing Member's interest in the Company into a managing member's interest (except as the result of the Managing Member acquiring such interest), (ii) modify the limited liability of a Non-Managing Member, (iii) alter rights of the Member to receive distributions pursuant to Article 5 or Section 13.2.A(4), or the
                                  ---------
allocations specified in Article 6 (except as permitted pursuant to Section 4.4
                         ---------
and Section 7.3.C(3) hereof), (iv) materially alter or modify the rights to an Exchange as set forth in Section 8.6, and related definitions hereof or (v) amend this Section 7.3.D. Further, no amendment may alter the restrictions on the Managing Member's authority set forth elsewhere in this Section 7.3 without the Consent specified in such section. Any such amendment or action consented to by any Member shall be effective as to that Member, notwithstanding the absence of such consent by any other Member.

          E. The Managing Member shall not, on behalf of the Company, take any of the following actions without the prior Consent of the Non-Managing
Members:


                (1) dissolve the Company, other than incident to a Termination Transaction (as defined in Section 11.2); or

                (2) except in connection with a tax-free transaction, sell, dispose, convey or otherwise transfer any of the real properties the Company acquired in connection with the transactions consummated pursuant to the Contribution Agreement (collectively, the "Real Properties") for (i) a period of ten years from the Effective Date in the case of the Real Properties commonly known as The Highlands and Somerset Park, (ii) a period of eight years from the Effective Date in the case of all Real Properties other than the Real Properties commonly known as The Highlands and Somerset Park, or (iii) for a period of one year from the Effective Date if the Managing Member determines that the proceeds from the sale of a Real Property (other than The Highlands and Somerset Park) will be less than or equal to the tax basis in that Real Property of the Member credited with its contribution to the Company and the Managing Member so notifies such Member 45 days prior to consummating such sale the foregoing Real Property being referred to herein as an "Excepted Property"; provided, however, that nothing in this Section 7.3.E(2) shall restrict the ability of the Managing Member acting on behalf of the Company, to encumber any Real Property.


          SECTION 7.4.  REIMBURSEMENT OF THE MANAGING MEMBER


          A. The Managing Member shall not be compensated for its services as the Managing Member of the Company. Distributions, payments and allocations to which the Managing Member may be entitled in its capacity as the Managing Member shall not constitute compensation for services rendered by the Managing Member as provided in this Agreement (including the provisions of Articles 5 and 6 hereof).
                                       ----------------

          B. Subject to Sections 7.4.C and 15.12 hereof, the Company shall be liable, and shall reimburse the Managing Member on a monthly basis (or such other basis as the Managing Member may determine in its sole and absolute discretion), for all sums expended in connection with the Company's business. Any such reimbursements shall be in addition to any reimbursement of the Managing Member as a result of indemnification pursuant to Section 7.7 hereof.

          C. To the extent practicable, Company expenses shall be billed directly to and paid by the Company. Subject to Sections 7.1.C and 15.12 hereof, reimbursements to the Managing Member or any of its Affiliates by the Company shall be allowed, however, for the actual cost to the Managing Member or any of its Affiliates of operating and other expenses of the Company, including, without limitation, the actual cost of goods, materials and administrative services related to (i) Company operations, (ii) Company accounting, (iii) communications with Members, (iv) legal services, (v) tax services, (vi) computer services, (vii) risk management, (viii) mileage and travel expenses and
(ix) such other related operational and administrative expenses as are necessary for the prudent organization and operation of the Company. "Actual cost of goods and materials" means the actual cost to the Managing Member or any of its Affiliates of goods and materials used for or by the Company obtained from entities not affiliated with the Managing Member, and "actual cost of administrative services" means the pro rata cost of personnel (as if such persons were employees of the Company) providing administrative services to the Company. The cost for such services to be reimbursed to the Managing Member or any Affiliate thereof shall be the lesser of the Managing Member's or Affiliate's actual cost, or the amount the Company would be required to pay to independent parties for comparable administrative services in the same geographic location.

          D. The Managing Member shall also be reimbursed for all expenses it incurs relating to any issuance of additional Membership Interests or Debt of the Company (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to the foregoing), all of which expenses are considered by the Members to constitute expenses of, and for the benefit of, the Company.


To the extent that reimbursements to the Managing Member or any of its Affiliates by the Company pursuant to this Section 7.4 would constitute gross income to the Managing Member for purposes of Code Section 856(c)(2) or 856(c)(3), then such amounts shall be treated as "guaranteed payments" within the meaning of Code Section 707(c).


          SECTION 7.5.  OTHER BUSINESS OF MANAGING MEMBER


          The Managing Member shall devote to the Company such time as may be necessary for the performance of its duties as Managing Member, but the Managing Member is not required, and is not expected, to devote its full time to the performance of such duties. The Managing Member may engage independently or with others in other business ventures of every nature and description, including, without limitation, the ownership of other properties and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the Managing Member or any Affiliate of the Managing Member from dealing, or otherwise engaging in business with, Persons transacting business with the Company, or from providing services related to the purchase, sale, financing, management, development or operation of real or personal property and receiving compensation therefor, not involving any rebate or reciprocal arrangement that would have the effect of circumventing any restriction set forth herein upon dealings with the Managing Member or any Affiliate of the Managing Member. Neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper.


          SECTION 7.6   CONTRACTS WITH AFFILIATES


          A. Subject to Section 7.6.B below, the Company may lend or contribute to Persons in which it has an equity investment, and such Persons may borrow funds from the Company, on terms and conditions established in the sole and absolute discretion of the Managing Member. The foregoing authority shall not create any right or benefit in favor of any Person.

          B. Neither the Managing Member nor any of its Affiliates, directly or indirectly, shall sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, the Company or engage in any other transaction with the Company, except upon terms determined by the Managing Member in good faith to be fair and reasonable and comparable to terms that could be obtained from an unaffiliated party in an arm's length transaction. Nothing contained in this Section 7.6.B or any other provision of this Agreement shall be deemed to limit the authority of the Managing Member to enter into the Approved Guaranty on behalf of the Company, to make the Approved Loan to the Company, to execute the Approved Note on behalf of the Company, to make a Managing Member Loan to the Company on the terms described in Section 4.4.C, to effect the Blue Ravine Merger on behalf of the Company or to assume the Blue Ravine Loan on behalf of the Company upon consummation of the Blue Ravine Merger.

          C. The Company may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the Managing Member, in its sole and absolute discretion, believes to be advisable.

          D. The Managing Member in its sole and absolute discretion and without the approval of the Non-Managing Members, may propose and adopt on behalf of the Company employee benefit plans funded by the Company for the benefit of employees of the Managing Member, the Company, Subsidiaries of the Company or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Company or any of the Company's Subsidiaries.

          E. The Managing Member is expressly authorized to enter into, in the name and on behalf of the Company, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Company and the Managing Member, on such terms as the Managing Member, in its sole and absolute discretion, believes are advisable.


          SECTION 7.7.  INDEMNIFICATION


          A. To the fullest extent permitted by applicable law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company ("Actions") as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Managing Member is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this
Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company and any insurance proceeds from the liability policy covering the Managing Member and any Indemnitees, and neither the Managing Member nor any Non-Managing Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7.


          B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Company as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Company of
(i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

          C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

          D. The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

          E. For purposes of this Section 7.7, (i) the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.7 and (iii) actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

          F. In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

          G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Company's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

          I. If and to the extent any reimbursements to the Managing Member pursuant to this Section 7.7 constitute gross income to the Managing Member (as opposed to the repayment of advances made by the Managing Member on behalf of the Company) such amounts shall constitute guaranteed payments within the meaning of Code Section 707(c), shall be treated consistently therewith by the Company and all Members, and shall not be treated as distributions for purposes of computing the Members' Capital Accounts.


          SECTION 7.8   LIABILITY OF THE MANAGING MEMBER


          A. Notwithstanding anything to the contrary set forth in this Agreement, neither the Managing Member nor any of its directors or officers shall be liable or accountable in damages or otherwise to the Company, any Members or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the Managing Member or such director or officer acted in good faith.

          B. The Non-Managing Members expressly acknowledge that the Managing Member is acting for the benefit of the Company, the Members and the Managing Member's shareholders collectively, that the Managing Member is under no obligation to give priority to the separate interests of the Members or the Managing Member's shareholders (including, without limitation, the tax consequences to Members, Assignees or the Managing Member's shareholders) in deciding whether to cause the Company to take (or decline to take) any actions and that the Managing Member shall not be liable to the Company or to any Member for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Non-Managing Members in connection with such decisions, provided that the Managing Member has acted in good faith.

          C. Subject to its obligations and duties as Managing Member set forth in Section 7.1.A hereof, the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

          D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing Member's, and its officers' and directors', liability to the Company and the Non-Managing Members under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.


          SECTION 7.9.  OTHER MATTERS CONCERNING THE MANAGING MEMBER


          A. The Managing Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

          B. The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the Managing Member reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

          C. The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Managing Member in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the Managing Member hereunder.

          D. Notwithstanding any other provisions of this Agreement or the Act, any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Managing Member to continue to qualify as a REIT, (ii) for the Managing Member otherwise to satisfy the REIT Requirements or (iii) to allow the Managing Member to avoid incurring any liability for taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Non-Managing Members.

          E. In connection with any pledge by a Non-Managing Member of its LLC Units to a lending institution pursuant to Section 11.3 hereof, the Managing Member agrees to cooperate in providing to the Non-Managing Member the following documents as may reasonably be requested by the lending institution from time to time and upon ten (10) days prior notice from the requesting Non-Managing
Member: (i) a certificate from the Managing Member certifying that as of a specific date there have been no amendments to its organizational documents or this Agreement; (ii) certified copies of the Certificate and the organizational documents of the Managing Member; (iii) good standing certificates for the Managing Member and the Company; (iv) a letter from the Managing Member acknowledging the pledge by the Non-Managing Member of its LLC Units; and (v) an opinion of counsel regarding the transferability of the REIT Shares into which the LLC Units may be exchanged. The Non-Managing Member requesting any of the foregoing shall pay the reasonable expenses incurred by the Company and the Managing Member in providing any of the foregoing.


          SECTION 7.10. TITLE TO COMPANY ASSETS


          Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively with other Members or Persons, shall have any ownership interest in such Company assets or any portion thereof.
Title to any or all of the Company assets may be held in the name of the Company, the Managing Member or one or more nominees, as the Managing Member may determine, including Affiliates of the Managing Member. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in the name of the Managing Member or any nominee or Affiliate of the Managing Member shall be held by the Managing Member for the use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the Managing Member shall use its best efforts to cause beneficial and record title to such assets to be vested in the Company as soon as reasonably practicable. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.


          SECTION 7.11. RELIANCE BY THIRD PARTIES


          Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member has full power and authority, without the consent or approval of any other Member or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Managing Member as if it were the Company's sole party in interest, both legally and beneficially. In no event shall any Person dealing with the Managing Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Managing Member or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.


                                   ARTICLE 8

                       RIGHTS AND OBLIGATIONS OF MEMBERS


          SECTION 8.1.  LIMITATION OF LIABILITY


          The Non-Managing Members shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.


          SECTION 8.2.  MANAGING OF BUSINESS


          No Non-Managing Members or Assignee (other than the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Company's business, transact any business in the Company's name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Non-Managing Members or Assignees under this Agreement.


          SECTION 8.3.  OUTSIDE ACTIVITIES OF MEMBERS


          Subject to any agreements entered into pursuant to Section 7.6 hereof and any other agreements entered into by a Member or its Affiliates with the Managing Member, the Company or a Subsidiary (including, without limitation, any employment agreement), any Member and any Assignee, officer, director, employee, agent, trustee, Affiliate or shareholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in any business ventures of any Member or Assignee. Subject to such agreements, none of the Members nor any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any other Person (other than the Managing Member, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6 hereof and any other agreements entered into by a Member or its Affiliates with the Managing Member, the Company or a Subsidiary, to offer any interest in any such business ventures to the Company, any Member or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Member or such other Person, could be taken by such Person.


          SECTION 8.4.  RETURN OF CAPITAL


          Except pursuant to the rights of Exchange set forth in Section 8.6 hereof, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein. Except as otherwise expressly provided in this Agreement, no Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses, distributions or credits.


          SECTION 8.5.  RIGHTS OF NON-MANAGING MEMBERS RELATING TO THE COMPANY


          A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Non-Managing Member shall have the right, upon written demand with a statement of the purpose of such demand and at such Non-Managing Member's own expense:


                (1) to obtain a copy of (i) the most recent annual and quarterly reports filed with the SEC by the Managing Member pursuant to the Exchange Act and (ii) each report or other written communication sent to the shareholders of the Managing Member;

                (2) to obtain a copy of the Company's federal, state and local income tax returns for each Fiscal Year;

                (3) to obtain a current list of the name and last known business, residence or mailing address of each Member;

                (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

                (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Member and that each Member has agreed to contribute in the future, and the date on which each became a Member.


          B. The Company shall notify any Non-Managing Member of the then current Adjustment Factor or any change made to the Adjustment Factor or to the REIT Shares Amount each time such a change occurs.

          C. Notwithstanding any other provision of this Section 8.5, the Managing Member may keep confidential from the Non-Managing Members, for such period of time as the Managing Member determines in its reasonable discretion, any information that (i) the Managing Member reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or could damage the Company or its business or (ii) the Company or the Managing Member is required by law or by agreements with unaffiliated third parties to keep confidential.


          SECTION 8.6.  EXCHANGE RIGHTS


          A. On or after the date one year after the Effective Date, each Non-Managing Member shall have the right (subject to the terms and conditions set forth herein) to require the Managing Member to acquire all or a portion of the LLC Units held by such Non-Managing Member (such LLC Units being hereafter called "Tendered Units") in exchange (an "Exchange") for, at the election of and in the sole and absolute discretion of the Managing Member, either the Cash Amount or a number of REIT Shares equal to the REIT Shares Amount payable on the Specified Exchange Date. Any Exchange shall be exercised pursuant to a Notice of Exchange delivered to the Managing Member by the Non-Managing Member exercising the Exchange right (the "Tendering Party"). On the Specified Exchange Date, the Tendering Party shall sell the Tendered Units to the Managing Member in exchange for, at the election of and in the sole and absolute discretion of the Managing Member, either the Cash Amount or a number of REIT Shares equal to the REIT Shares Amount in each case computed as of the Specified Exchange Date. In addition, the Managing Member shall cause the Company to pay the Tendering Party the amount of any Preferred Return Shortfall outstanding as of the Specified Exchange Date with respect to the Tendered Units. The Tendering Party shall submit (i) such information, certification or affidavit as the Managing Member may reasonably require in connection with the application of the Ownership Limit and the application of any restrictions and limitations of the Charter to any such Exchange and (ii) such written representations, investment letters, legal opinions or other instruments reasonably necessary, in the Managing

Member's view, to effect compliance with the Securities Act. If applicable, the Cash Amount shall be delivered as a certified check payable to the Tendering Party or, in the Managing Member's sole discretion, in immediately available funds. If applicable, the REIT Shares Amount shall be delivered by the Managing Member as duly authorized, validly issued, fully paid and nonassessable REIT Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in the Charter, the Bylaws of the Managing Member, the Securities Act and relevant state securities or "blue sky" laws. Neither any Tendering Party whose Tendered Units are acquired by the Managing Member pursuant to this Section 8.6.A, any other Member, any Assignee nor any other interested Person shall have any right to require or cause the Managing Member to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 8.6.A, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Managing Member and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such REIT Shares and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Exchange Date. REIT Shares issued upon an acquisition of the Tendered Units by the Managing Member pursuant to this Section 8.6.A may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Managing Member in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

          B. Notwithstanding the foregoing, until such time as the Managing Member shall have obtained the shareholder approval to do so if required by and in compliance with Section 312.03 of the New York Stock Exchange Listed Company Manual (the "Manual"), the Managing Member will be prohibited from issuing REIT Shares in exchange for LLC Units (and will be required, therefore, to pay cash in lieu of REIT Shares) to the extent that the REIT Shares to be issued upon an Exchange, when combined with (i) all REIT Shares previously issued in connection with an Exchange of LLC Units, plus (ii) the number of REIT Shares issued or issuable (other than in connection with an Exchange of LLC Units) in connection with the transactions contemplated by the Contribution Agreement, either (A) have or will have upon issuance voting power in excess of 19.9% of the voting power of the Managing Member outstanding immediately prior to the Effective Date, or (B) are or will be in excess of 19.9% of the number of REIT Shares outstanding immediately prior to the Effective Date where (in each instance) the meaning of "voting power" and "voting power outstanding" and the calculation of "outstanding" shares are in compliance with the requirements of Section 312.03 of the Manual.


          C. Notwithstanding the provisions of Section 8.6.A hereof, any Excess LLC Units held by a Non-Managing Member which are tendered for Exchange will be purchased by the Managing Member for the Cash Amount and such Non-Managing Member will have no right to receive the REIT Shares Amount in exchange for its tendered Excess LLC Units.


          D. Notwithstanding anything herein to the contrary, with respect to any Exchange pursuant to this Section 8.6:

               (1) Without the Consent of the Managing Member, no Non-Managing Member may effect an Exchange for less than 1,000 LLC Units or, if the Non-Managing Member holds less than 1,000 LLC Units, less than all of the LLC Units held by such Non-Managing Member.

               (2) The consummation of any Exchange shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               (3) Each Tendering Party shall continue to own all LLC Units subject to any Exchange, and be treated as a Member with respect to such LLC Units for all purposes of this Agreement, until such LLC Units are transferred to the Managing Member and paid for or exchanged on the Specified Exchange Date. Until a Specified Exchange Date and an acquisition of the Tendered Units by the Managing Member pursuant to Section 8.6.A hereof, the Tendering Party shall have no rights as a shareholder of the Managing Member with respect to the REIT Shares issuable in connection with such acquisition.


          E. In connection with an exercise of Exchange rights pursuant to this Section 8.6, the Tendering Party shall submit the following to the Managing Member, in addition to the Notice of Exchange:


                (1) A written affidavit, dated the same date as, and accompanying, the Notice of Exchange, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6), 856(h), 856(d)(2)(B) and 856(d)(5), of REIT Shares by (i) such
     Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Exchange, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Ownership Limit based on the number of shares outstanding as reported in the most recent filing made by the Managing Member with the SEC;

                (2) A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Exchange on the Specified Exchange Date; and

                (3) An undertaking to certify, at and as a condition to the closing of the Exchange that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.6.E(1) or (b) after giving effect to the Exchange, neither the Tendering Party nor any Related Party shall own REIT Shares in violation of the Ownership Limit based on the number of shares outstanding as reported in the most recent filing made by the Managing Member with the SEC.

                                  ARTICLE 9.
                    BOOKS, RECORDS, ACCOUNTING AND REPORTS

          SECTION 9.1.  RECORDS AND ACCOUNTING

          A. The Managing Member shall keep or cause to be kept at the principal office of the Company those records and documents required to be maintained by the Act and other books and records deemed by the Managing Member to be appropriate with respect to the Company's business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to
Section 8.5 and 9.3 hereof. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

          B. The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the Managing Member determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Company and the Managing Member may operate with integrated or consolidated accounting records, operations and principles.

          SECTION 9.2.  FISCAL YEAR

          The Fiscal Year of the Company shall be the calendar year.

          SECTION 9.3.  REPORTS

          A. As soon as practicable, but in no event later than 105 days after the close of each Fiscal Year, the Managing Member shall cause to be mailed to each Member, of record as of the close of the Fiscal Year, an annual report containing financial statements of the Company, or of the Managing Member if such statements are prepared solely on a consolidated basis with the Managing Member, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the Managing Member.

          B. As soon as practicable, but in no event later than 60 days after the close of each calendar quarter (except the last calendar quarter of each year), the Managing Member shall cause to be mailed to each Member, of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Company, or of the Managing Member, if such statements are prepared solely on a consolidated basis with the Managing Member, and such other information as may be required by applicable law or regulation or as the Managing Member determines to be appropriate.

                                  ARTICLE 10.
                                  TAX MATTERS

          SECTION 10.1.  PREPARATION OF TAX RETURNS

          The Managing Member shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Members for federal and state income tax reporting purposes.

          SECTION 10.2.  TAX ELECTIONS

          Except as otherwise provided herein, the Managing Member shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, without limitation, the election under Section 754 of the Code. The Managing Member shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections
754) upon the Managing Member's determination in its sole and absolute discretion that such revocation is in the best interests of the Members.

          SECTION 10.3.  TAX MATTERS PARTNER

          A. The Managing Member shall be designated and shall operate as "Tax Matters Partner" (as defined in Code Section 6231), to oversee or handle matters relating to the taxation of the Company and shall notify each Member of any material proposed adjustment to any income tax return of the Company.

          B. The Member designated as "Tax Matters Partner" may make all elections for federal income and all other tax purposes (including, without limitation, pursuant to Code Section 754).

          C. Income tax returns of the Company shall be prepared by such certified public accountant(s) as the Managing Member shall retain at the expense of the Company.

          SECTION 10.4.  ORGANIZATIONAL EXPENSES

          The Company shall elect to deduct expenses, if any, incurred by it in organizing the Company ratably over a 60-month period as provided in Code
Section 709.

                                  ARTICLE 11.
                           TRANSFERS AND WITHDRAWALS

          SECTION 11.1.  TRANSFER

          A. No part of the Membership Interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

          B. No Membership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11.
                                                                     -----------
Any Transfer or purported Transfer of a Membership Interest not made in accordance with this Article 11 shall be null and void ab initio.
                     ----------

          SECTION 11.2.  TRANSFER OF MANAGING MEMBER'S MEMBERSHIP INTEREST

          A. Except in connection with a transaction described in Section 11.2.B, the Managing Member shall not withdraw from the Company and shall not Transfer all or any portion of its interest in the Company without the Consent of all of the Non-Managing Members, which may be given or withheld by each Non-Managing Member in its sole and absolute discretion. Upon any transfer of the Membership Interest of the Managing Member in accordance with the provisions of this Section 11.2, the transferee shall become a Substitute Managing Member for all purposes herein, and shall be vested with the powers and rights of the transferor Managing Member, and shall be liable for all obligations and responsible for all duties of the Managing Member, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Membership Interest so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor Managing Member under this Agreement with respect to such Transferred Membership Interest, and such Transfer shall relieve the transferor Managing Member of its obligations under this Agreement accruing subsequent to the date of such Transfer. In the event the Managing Member withdraws from the Company, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Incapacity of the Managing Member, a Majority in Interest of the Non-Managing Members may elect to continue the Company business by selecting a Substitute Managing Member in accordance with the Act.

          B. The Managing Member shall not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding equity interests (a "Termination Transaction"), unless either (i) the Termination Transaction has been approved by the Consent of the Non-Managing Members or (ii) in connection with the Termination Transaction, all holders of LLC Units (other than the Managing Member) either will receive, or will have the right to elect to receive, for each LLC Unit an amount of cash, securities, or other property equal to the amount that would have been paid to the holder had the LLC Unit been Exchanged for REIT Shares pursuant to Section 8.6 hereof immediately prior to the consummation of the Termination Transaction (the "Termination Payment"; provided, however, that, if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Shares, each Member shall have the right to elect to receive in lieu of the Termination Payment, the greatest amount of cash, securities, or other property which such Member would have received had it exchanged its LLC Units for REIT Shares pursuant to Section 8.6 immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

          SECTION 11.3.  NON-MANAGING MEMBERS' RIGHTS TO TRANSFER

          A. GENERAL. No Non-Managing Member shall Transfer all or any portion of its Membership Interest, or any of such Non-Managing Members economic rights as a Non-Managing Member, to any transferee without the consent of the Managing Member, which consent may be withheld in its sole and absolute discretion; provided, however, that any Non-Managing Member may, at any time, without the consent of the Managing Member, Transfer all or part of its Membership Interest
(i) in the case of a Member which is an individual, to any Family Member, any trust (whether or not revocable) of which such Non-Managing Member or such Non-Managing Member's Family Members are the sole beneficiaries, (ii) in the case of a Member which is not an individual, to the persons who were partners, stockholders or owners of the Member as of the Effective Date, (iii) pursuant to a gift or other transfer without consideration, (iv) pursuant to the applicable laws of descent or distribution, (v) to another Member, (vi) subject to the provisions of Section 11.6, pursuant to a grant of a security interest, pledge or other encumbrance effected in a bona fide transaction or as a result of the exercise of remedies related to the security interest, pledge or other encumbrance (other than, in each case, to a lender to the Company or a Person who is related to a lender to the Company) or (vii) to any Affiliate, provided that the transferee is, in any such case, a Qualified Transferee. Any Transfer permitted by this proviso is referred to as a "Permitted Transfer." It is a condition to any Transfer otherwise permitted hereunder that the transferee assume by operation of law or express agreement all of the obligations of the transferor Member under this Agreement with respect to such Transferred Membership Interest. Notwithstanding the foregoing, any transferee of any Transferred Membership Interest shall be subject to the Ownership Limits and any and all ownership limitations contained in the Charter. Any transferee, whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

          B. INCAPACITY. If a Non-Managing Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Non-Managing Member's estate shall have all the rights of a Non-Managing Member, but not more rights than those enjoyed by other Non-Managing Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Non-Managing Member possessed to Transfer all or any part of its interest in the Company. The Incapacity of a Non-Managing Member, in and of itself, shall not dissolve or terminate the Company.

          C. OPINION OF COUNSEL. In connection with any Transfer of a Membership Interest, the Managing Member shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Company or the Membership Interests Transferred. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Company or the LLC Units, the Managing Member may prohibit any Transfer by a Member of Membership Interests otherwise permitted under this Section 11.3.

          D. ADVERSE TAX CONSEQUENCES. No Transfer by a Member of its Membership Interests (including any Exchange or exchange for REIT Shares pursuant to Section 8.6) may be made to any Person if (i) in the opinion of legal counsel for the Company, it would result in the Company being treated as an association taxable as a corporation for federal income tax or for state income or franchise tax purposes, (ii) in the opinion of legal counsel for the Company, it would adversely affect the ability of the Managing Member to continue to qualify as a REIT or would subject the Managing Member to any additional taxes under Code Section 857 or Code Section 4981 or (iii) such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code Section 7704.

          E. TRANSFERS TO LENDERS. No Transfer of any LLC Units may be made to a lender to the Company or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Company whose loan constitutes a Nonrecourse Liability, without the consent of the Managing Member, in its sole and absolute discretion; provided that, as a condition to such consent, the lender will be required to enter into an arrangement with the Company and the Managing Member to redeem or exchange for the REIT Shares Amount any LLC Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a member in the Company for purposes of allocating liabilities to such lender under Code Section 752.

          SECTION 11.4.  SUBSTITUTED MEMBERS

          A. No Member shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Member in its place. The Managing Member shall, however, have the right to consent to the admission of a transferee of the interest of a Member pursuant to this Section 11.4 as a Substituted Member, which consent may be given or withheld by the Managing Member in its sole and absolute discretion. The Managing Member's failure or refusal to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company or any Member.

          B. A transferee who has been admitted as a Substituted Member in accordance with this Article 11 shall have all the rights and powers and be
                     ----------
subject to all the restrictions and liabilities of a Member under this Agreement. The admission of any transferee as a Substituted Member shall be subject to the transferee executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required to effect the admission).

          C. Upon the admission of a Substituted Member, the Managing Member shall amend Exhibit A to reflect the name, address, Capital Account, number of
            ---------
LLC Units and Percentage Interest of such Substituted Member and to eliminate or adjust, if necessary, the name, address, Capital Account, number of LLC Units and Percentage Interest of the predecessor of such Substituted Member (and any other Member, as necessary).

          SECTION 11.5.  ASSIGNEES

          If the Managing Member, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Member, as described in Section 11.4 hereof, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Company attributable to the LLC Units assigned to such transferee, the rights to Transfer the LLC Units provided in this Article 11, and the right of Exchange provided in Section 8.6, but shall
        ----------
not be deemed to be a holder of LLC Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote with respect to such LLC Units on any matter presented to the Members for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Member). In the event that any such transferee desires to make a further assignment of any such LLC Units, such transferee shall be subject to all the provisions of this Article 11 to the same
                                                          ----------
extent and in the same manner as any Members desiring to make an assignment of LLC Units. The Managing Member shall have no liability under any circumstance with respect to any Assignee as to which it does not have notice.

          SECTION 11.6.  GENERAL PROVISIONS

          A. No Non-Managing Member may withdraw from the Company other than as a result of (i) a permitted Transfer of all of such Non-Managing Member's LLC Units in accordance with this Article 11 and the transferee(s) of such LLC Units
                              ----------
being admitting to the Company as a Substituted Member or (ii) pursuant to an Exchange by the Managing Member of all of its LLC Units under Section 8.6 hereof.

          B. Any Member who shall (i) Transfer all of its LLC Units in a Transfer permitted pursuant to this Article 11 where such transferee was
                                    ----------
admitted as a Substituted Member or (ii) exercise its rights to effect an Exchange of all of its LLC Units under Section 8.6 hereof, shall cease to be a Member.

          C. All distributions of Available Cash attributable to an LLC Unit with respect to which the LLC Record Date is before the date of a Transfer or an Exchange of the LLC Unit shall be made to the transferor Member or the exchanging Member, as the case may be, and, in the case of a Transfer other than an Exchange, all distributions of Available Cash thereafter attributable to such LLC Unit shall be made to the transferee Member.

          D. In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Membership Interest by any Member (including any acquisition of LLC Units by the Company) be made:


              (a) to any person or entity who lacks the legal right, power or capacity to own a Membership Interest;

              (b)  in violation of applicable law;

              (c) if such Transfer would, in the opinion of counsel to the Company or the Managing Member, cause an increased tax liability to any other Member or Assignee as a result of the termination of the Company, in either case for federal or state income or franchise tax purposes (except as a result of the Exchange of all LLC Units held by all Members);

              (d) if such Transfer would, in the opinion of legal counsel to the Company, cause the Company either (i) to cease to be classified as a partnership or (ii) to be classified as a publicly traded partnership treated as a corporation, in either case for federal or state income tax purposes (except as a result of the Exchange of all LLC Units held by all Members);

              (e) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in ERISA Section 3(14)) or a "disqualified person" (as defined in Code Section 4975(c));

              (f) if such Transfer would, in the opinion of legal counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;

              (g) if such Transfer causes the Company (as opposed to the Managing Member) to become a reporting company under the Exchange Act; or

              (h) if such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.


                                  ARTICLE 12.
                              ADMISSION OF MEMBERS

          SECTION 12.1.  ADMISSION OF SUCCESSOR MANAGING MEMBER

          A successor to all of the Managing Member's Membership Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective immediately upon such Transfer. Any such successor shall carry on the business of the Company without dissolution. In each case, the admission shall be subject to the successor Managing Member executing and delivering to the Company an acceptance of all of the terms, conditions and applicable obligations of this Agreement and such other documents or instruments as may be required to effect the admission.

          SECTION 12.2.  ADMISSION OF ADDITIONAL MEMBERS

          A. A Person (other than an existing Member) who makes a Capital Contribution to the Company in accordance with this Agreement shall be admitted to the Company as an Additional Member, subject to the receipt of the Consent of the Non-Managing Members required by Section 7.3.C, only upon furnishing to the Managing Member (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, and (ii) such other documents or instruments as may be required in the sole and absolute discretion of the Managing Member in order to effect such Person's admission as an Additional Member.

          B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Member without the consent of the Managing Member, which consent may not be unreasonably withheld. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Managing Member to such admission.

          C. All distributions of Available Cash with respect to which the LLC Record Date is before the date of the admission of any Additional Members shall be made solely to Members and Assignees other than the Additional Member, and all distributions of Available Cash thereafter shall be made to all the Members and Assignees including such Additional Member.

          SECTION 12.3.  AMENDMENT OF AGREEMENT AND CERTIFICATE OF MEMBERSHIP

          For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if
                                                       ---------
required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

          SECTION 12.4.  LIMITATION ON ADMISSION OF MEMBERS

          No Person shall be admitted to the Company as a Substituted Member or an Additional Member if, the in the opinion of legal counsel for the Company, it would result in the Company being treated as a corporation for federal income tax purposes or otherwise cause the Company to become a reporting company under the Exchange Act.

                                  ARTICLE 13.
                    DISSOLUTION, LIQUIDATION AND TERMINATION

          SECTION 13.1.  DISSOLUTION

          The Company shall not be dissolved by the admission of Substituted Members or Additional Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. Upon the withdrawal of the Managing Member, any successor Managing Member shall continue the business of the Company without dissolution. However, the Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a "Liquidating Event"):

          A.  the expiration of its term as provided in Section 2.5 hereof;

          B. an event of withdrawal of the Managing Member, as defined in the Act (other than an event of bankruptcy), unless within 90 days after the withdrawal, a Majority of Remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of the date of withdrawal, of a substitute Managing Member;

          C. after September 30, 2012, an election to dissolve the Company made by the Managing Member, in its sole and absolute discretion;

          D. entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

          E. after September 30, 2012, the sale of all or substantially all of the assets and properties of the Company for cash or marketable securities;

          F. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the Managing Member is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Managing Member, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or within ninety days after the entry of such order or judgment a Majority in Interest of the remaining Members Consent in writing to continue the business of the Company and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute Managing Member;

          G. the Incapacity of the Managing Member, unless a Majority of Remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of a date prior to the date of such Incapacity, of a substitute Managing Member; or

          H. the Exchange of all LLC Units (other than those of the Managing Member).

          SECTION 13.2.  WINDING UP

          A. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members. After the occurrence of a Liquidating Event, no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. The Managing Member (or, in the event that there is no remaining Managing Member, any Person elected by a Majority in Interest of the Non-Managing Members (the Managing Member or such other Person being referred to herein as the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company's liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include shares of stock in the Managing Member) shall be applied and distributed in the following order:

               (1) First, to the satisfaction of all of the Company's debts and liabilities to creditors other than the Members and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

               (2) Second, to the satisfaction of all of the Company's debts and liabilities to the Managing Member (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 hereof;

               (3) Third, to the satisfaction of all of the Company's debts and liabilities of the other Members and any Assignees (whether by payment or the making of reasonable provision for payment thereof); and

               (4) The balance, if any, to the Members and any Assignees in accordance with and proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article 13.
                                    ----------

          B. Notwithstanding the provisions of Section 13.2.A hereof that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part of all of the Company's assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

          C. In the event that the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the Members and Assignees that have positive
                 ----------
Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, their positive Capital Account balances. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the Managing Member or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 13 may be withheld or escrowed to provide a reasonable reserve for
     ----------
Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Members in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

          SECTION 13.3.  DEEMED DISTRIBUTION AND RECONTRIBUTION

          Notwithstanding any other provision of this Article 13, in the event
                                                      ----------
that the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Company's Property shall not be liquidated, the Company's liabilities shall not be paid or discharged and the Company's affairs shall not be wound up. Instead, for federal and state income tax purposes, the Company shall be deemed to have distributed its assets in kind to the Members, who shall be deemed to have assumed and taken such assets subject to all Company liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Members shall be deemed to have recontributed the Company assets in kind to the Company, which shall be deemed to have assumed and taken such assets subject to all such liabilities.

          SECTION 13.4.  RIGHTS OF MEMBERS

          Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Member shall have the right or power to demand or receive property other than cash from the Company and (c) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

          SECTION 13.5.  NOTICE OF DISSOLUTION

          In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Members pursuant to
Section 13.1 hereof, result in a
dissolution of the Company, the Managing Member shall, within 30 days thereafter, provide written notice thereof to each of the Members and, in the Managing Member's sole and absolute discretion or as required by the Act, to all other parties with whom the Company regularly conducts business (as determined in the sole and absolute discretion of the Managing Member), and the Managing Member may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conduct business (as determined in the sole and absolute discretion of the Managing Member).

          SECTION 13.6.  CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP

          Upon the completion of the liquidation of the Company cash and property as provided in Section 13.2 hereof, the Company shall be terminated and the Certificate and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Company shall be taken.

          SECTION 13.7.  REASONABLE TIME FOR WINDING-UP


          A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.


          SECTION 13.8.  LIABILITY OF LIQUIDATOR

          The Liquidator shall be indemnified and held harmless by the Company from and against any and all claims, liabilities, costs, damages, and causes of action of any nature whatsoever arising out of or incidental to the Liquidator's taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidator shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arises out of (i) a matter entirely unrelated to the Liquidator's action or conduct pursuant to the provisions of this Agreement or
(ii) the proven willful misconduct or gross negligence of the Liquidator.

                                  ARTICLE 14.
                      PROCEDURES FOR ACTIONS AND CONSENTS
                        OF MEMBERS; AMENDMENTS; MEETINGS

          SECTION 14.1.  PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS

          The actions requiring consent or approval of Non-Managing Members pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.
                                                                   ----------

          SECTION 14.2.  AMENDMENTS

          Amendments to this Agreement may be proposed by the Managing Member or by a Majority in Interest of the Non-Managing Members. Following such proposal, the Managing Member shall submit any proposed amendment to the Members. The Managing Member shall seek the written Consent of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the Managing Member may deem appropriate. The affirmative vote or consent, as applicable, of the Managing Member and a Majority in Interest of the Non-Managing Members is required for the approval of a proposed amendment. For purposes of obtaining a written consent, the Managing Member may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a consent that is consistent with the Managing Member's recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

          SECTION 14.3.  MEETINGS OF THE MEMBERS

          A. Meetings of the Members may be called by the Managing Member and shall be called upon the receipt by the Managing Member of a written request by a Majority in Interest of the Non-Managing Members. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than seven days nor more than 30 days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Whenever the vote or Consent of Members is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 14.3.B hereof.

          B. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken is signed by Members holding a majority of the LLC Units (or such other percentage as is expressly required by this Agreement for the action in question). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Members holding a majority of the LLC Units (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

          C. Each Member may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company's receipt of written notice of such revocation from the Member executing such proxy.

          D. Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Members may be conducted in the same manner as meetings of the Managing Member's shareholders and may be held at the same time as, and as part of, the meetings of the Managing Member's shareholders.

                                  ARTICLE 15.
                               GENERAL PROVISIONS

          SECTION 15.1.  ADDRESSES AND NOTICE

          Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) (i) in the case of a Member, to that Member at the address set forth in Exhibit A or such other
                                                   ---------
address of which the Member shall notify the Managing Member in writing and (ii) in the case of an Assignee, to the address of which such Assignee shall notify the Managing Member in writing.

          SECTION 15.2.  TITLES AND CAPTIONS

          All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" or "Sections" are to Articles and Sections of this Agreement.

          SECTION 15.3.  PRONOUNS AND PLURALS

          Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

          SECTION 15.4.  FURTHER ACTION

          The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

          SECTION 15.5.  BINDING EFFECT

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

          SECTION 15.6.  CREDITORS

          Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

          SECTION 15.7.  WAIVER

          No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

          SECTION 15.8.  COUNTERPARTS

          This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

          SECTION 15.9.  APPLICABLE LAW

          This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

          SECTION 15.10.  ENTIRE AGREEMENT

          This Agreement together with the Contribution Agreement contains all of the understandings and agreements between and among the Members with respect to the subject matter of this Agreement and the rights, interests and obligations of the Members with respect to the Company.

          SECTION 15.11.  INVALIDITY OF PROVISIONS

          If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

          SECTION 15.12.  LIMITATION TO PRESERVE REIT STATUS

          Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Company to, for or with respect to any REIT Member or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a "REIT Payment"), would constitute gross income to the REIT Member for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the Managing

Member in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Fiscal Year so that the REIT Payments, as so reduced, to, for or with respect to such REIT Member shall not exceed the lesser of:

               (a) an amount equal to the excess, if any, of (i) four and nine-tenths percent (4.9%) of the REIT Member's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (H) of Code Section 856(c)(2) over
     (ii) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Member from sources other than those described in subsections (A) through (H) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or

               (b) an amount equal to the excess, if any, of (i) 24% of the REIT Member's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (ii) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Member from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments);

provided, however, that REIT Payments in excess of the amounts set forth in clauses (a) and (b) above may be made if the Managing Member, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the REIT Member's ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Fiscal Year as a consequence of the limitations set forth in this Section 15.12, such REIT Payments shall carry over and shall be treated as arising in the following Fiscal Year. The purpose of the limitations contained in this Section 15.12 is to prevent any REIT Member from failing to qualify as a REIT under the Code by reason of such REIT Member's share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Company, and this Section 15.12 shall be interpreted and applied to effectuate such purpose.

          SECTION 15.13.  NO PARTITION

          No Member nor any successor-in-interest to a Member shall have the right while this Agreement remains in effect to have any property of the Company partitioned, or to file a complaint or institute to any proceeding at law or in equity to have such property of the Company partitioned, and each Member, on behalf of itself and its successors and assigns hereby waives any such right.
It is the intention of the Members that the rights of the parties hereto and their successors-in-interest to Company property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Members and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first written above.


                              MANAGING MEMBER:

                              BRE Properties Inc.,
                              a Maryland corporation


                              /s/  Frank C. McDowell
                              -------------------------------------------
                              By:   Frank C. McDowell
                              Its:  Chief Executive Officer


                              NON-MANAGING MEMBERS:

                              SALOMON BROTHERS REAL ESTATE
                              DEVELOPMENT CORP.


                              By: /s/  John P. Buza
                                  ---------------------------------------
                                  Name: John P. Buza
                                  Title:  Vice President


                              THE NORTHWESTERN MUTUAL LIFE
                              INSURANCE COMPANY


                              By: /s/  Eugene R. Skaggs
                                  ---------------------
                                  Name: Eugene R. Skaggs
                                  Title:  Vice President


                                  /s/  Kevin A. Baldridge
                                  ---------------------------------------
                                  Kevin A. Baldridge

                                  /s/  Clifford A. Breining
                                  ---------------------------------------
                                  Clifford A. Breining

                              CFP RESIDENTIAL, L.L.P.


                              By:   Crow Family, Inc., its
                                    General Partner


                                    By: /s/  Timothy J. Hogan
                                        ---------------------------------
                                        Name:  Timothy J. Hogan
                                        Title:    Vice President

                              LEONARD W. WOOD FAMILY

                              LIMITED PARTNERSHIP


                                    By: /s/  Leonard W. Wood
                                        ---------------------------------
                                        Leonard W. Wood, its
                                        General Partner

                                        /s/  Robert M. Hutt
                                        ---------------------------------
                                        Robert M. Hutt

                                        /s/  V. Jay Hiemenz
                                        ---------------------------------
                                        V. Jay Hiemenz

                                        /s/  Trammell S. Crow
                                        ---------------------------------
                                        Trammell S. Crow

                                        /s/  Patrick W. Dukes
                                        ---------------------------------
                                        Patrick W. Dukes

                                        /s/  Jeffrey A. Duke
                                        ---------------------------------
                                        Jeffrey A. Duke

                                        /s/  David J. Elwell
                                        ---------------------------------
                                        David J. Elwell

                                        /s/  E. Garth Erdossy
                                        ---------------------------------
                                        E. Garth Erdossy

                                        /s/  Harlan R. Crow
                                        ---------------------------------
                                        Harlan R. Crow

                                        /s/  Randy J. Pace
                                        ---------------------------------
                                        Randy J. Pace

                                        /s/  Robert C. Speicher
                                        ---------------------------------
                                        Robert C. Speicher

                                        /s/  Robert C. Talbott
                                        ---------------------------------
                                        Robert C. Talbott

                                        TCF RESIDENTIAL PARTNERSHIP, LTD.

                                        By:   Mill Spring Holdings, Inc., its
                                              General Partner


                                              By:   /s/  Timothy J. Hogan
                                                 -------------------------------
                                                 Name:  Timothy J. Hogan
                                                Title:  Vice President


                                        /s/  J. Ronald Terwilliger
                                        ---------------------------------
                                        J. Ronald Terwilliger


                                        /s/  William W. Thompson
                                        ---------------------------------
                                        William W. Thompson


                                        /s/  Bruce C. Ward
                                        ---------------------------------
                                        Bruce C. Ward

                                        CROW-WESTERN N.C. HIGHLANDS
                                        LIMITED PARTNERSHIP


                                        By:   TCF Residential Partnership, Ltd.
                                       Its:   Managing General Partner

                                              By:     Mill Spring Holdings, Inc.
                                             Its:     General Partner


                                        By: /s/  Timothy J. Hogan
                                           -------------------------------
                                            Timothy J. Hogan
                                            Its:  Vice President

                                        CROW-WESTERN #402 - VALLEJO II
                                        LIMITED PARTNERSHIP


                                        By:   TCF Residential Partnership, Ltd.
                                       Its:   Managing General Partner

                                        By:   Mill Spring Holdings, Inc.
                                       Its:   General Partner



                                        By: /s/  Timothy J. Hogan
                                           -------------------------------
                                            Timothy J. Hogan
                                            Its:  Vice President


                                        CROW RESIDENTIAL REALTY
                                        INVESTORS, L.P.


                                        By:   Crow Family Inc., its
                                              General Partner


                                        By: /s/  Timothy J. Hogan
                                           -------------------------------
                                            Timothy J. Hogan
                                            Its:  Vice President

                                        J. RONALD TERWILLIGER GRANTOR
                                        TRUST


                                        By: /s/  J. Ronald Terwilliger
                                           ------------------------------
                                            J. Ronald Terwilliger
                                            Trustee


                                        THE PRUDENTIAL INSURANCE COMPANY
                                        OF AMERICA


                                        By: /s/  Paul L. Bordogna
                                           -----------------------------
                                            Paul L. Bordogna
                                            Vice President

                                   EXHIBIT A

                         MEMBERS, CAPITAL CONTRIBUTIONS
                            AND PERCENTAGE INTERESTS


                                                     Gross Asset
                                                       Value of
                                          Cash       Contributed       LLC        Percentage
           Name of Member             Contributions    Property       Units        Interest
---------------------------------------------------------------------------------------------
MANAGING MEMBER:
BRE Properties, Inc.
---------------------------------------------------------------------------------------------
NON-MANAGING MEMBERS:
---------------------------------------------------------------------------------------------
 Salomon Brothers Real Estate
 Development Corp                                   $   600,000       22,280
---------------------------------------------------------------------------------------------
 The Northwestern Mutual Life
 Insurance Company                                   11,990,905      445,262
--------------------------------------------------------------------------------------------
 Kevin A. Baldridge                                   1,361,715       50,565
---------------------------------------------------------------------------------------------
 Clifford A. Breining                                 1,004,220       37,290
---------------------------------------------------------------------------------------------
 CFP Residential, L.P.                                7,189,044      266,953
---------------------------------------------------------------------------------------------
 Leonard W. Wood Family Limited
 Partnership                                          4,098,584      152,194
---------------------------------------------------------------------------------------------
 Robert M. Hutt                                       1,481,123       54,999
---------------------------------------------------------------------------------------------
 V. Jay Hiemenz                                       1,382,101       51,322
---------------------------------------------------------------------------------------------
 Trammell S. Crow                                        19,901          739
---------------------------------------------------------------------------------------------
 Patrick W. Dukes                                     2,702,022      100,335
---------------------------------------------------------------------------------------------
 Jeffrey A. Duke                                      1,389,938       51,613
---------------------------------------------------------------------------------------------
 David J. Elwell                                        206,688        7,675
---------------------------------------------------------------------------------------------
 E. Garth Erdossy                                     1,853,753       68,836
---------------------------------------------------------------------------------------------
 Harlan R. Crow                                           2,370           88
---------------------------------------------------------------------------------------------
 Randy J. Pace                                        1,661,662       61,703
---------------------------------------------------------------------------------------------
 Robert C. Speicher                                     819,641       30,436
---------------------------------------------------------------------------------------------
 Robert C. Talbott                                    1,317,308       48,916
---------------------------------------------------------------------------------------------
 TCF Residential Partnership, Ltd.                    3,882,983      144,188
---------------------------------------------------------------------------------------------
 J. Ronald Terwilliger                               11,116,650      412,798
---------------------------------------------------------------------------------------------
 William W. Thompson                                    960,539       35,668
---------------------------------------------------------------------------------------------
 Bruce C. Ward                                       12,950,664      480,901
---------------------------------------------------------------------------------------------
 Crow-Western N.C. Highlands                            642,254       23,849
    Limited Partnership
---------------------------------------------------------------------------------------------
 Crow-Western #402 - Vallejo II                          42,011        1,560
    Limited Partnership
---------------------------------------------------------------------------------------------
J. Ronald Terwilliger
Grantor Trust
---------------------------------------------------------------------------------------------
Crow Residential Realty Investors, L.P.
---------------------------------------------------------------------------------------------
The Prudential Insurance Company of
America
---------------------------------------------------------------------------------------------
      Totals                                        $
---------------------------------------------------------------------------------------------

                                   EXHIBIT B

                              NOTICE OF EXCHANGE


To:  BRE Properties, Inc.
     One Montgomery Street, Suite 2500
     Telesis Tower
     San Francisco, CA  94104

     The undersigned Member or Assignee hereby irrevocably tenders for Exchange __________ LLC Units in BRE Property Investors LLC in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of BRE Property Investors LLC, dated as of November ___, 1997 (the "Agreement"), and the Exchange rights referred to therein. The undersigned Member or Assignee:

          (a) undertakes (i) to surrender such LLC Units and any certificate therefor at the closing of the Exchange and (ii) to furnish to the Managing Member, prior to the Specified Exchange Date, the documentation, instruments and information required under Section 8.6.D of the Agreement;

          (b) directs that, at the sole discretion of the Managing Member, either (i) a certified check representing the Cash Amount deliverable upon closing of the Exchange be delivered to the address specified below or (ii) a certificate(s) representing the REIT Shares deliverable upon the closing of such Exchange be delivered to the address specified below; and

          (c) represents, warrants, certifies and agrees that: (1) the undersigned Member or Assignee has, and at the closing of the Exchange will have, good, marketable and unencumbered title to such LLC Units, free and clear of the rights or interests of any other person or entity, (2) the undersigned Member or Assignee has, and at the closing of the Exchange will have, the full right, power and authority to tender and surrender such LLC Units as provided herein, and (3) the undersigned Member or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender.

     All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:
      -----------------------

                                Name of Member or Assignee:

                                -----------------------------------------------

                                -----------------------------------------------
                                (Signature of Member or Assignee)

                                -----------------------------------------------
                                (Street Address)

                                -----------------------------------------------
                                (City)                  (State)           (Zip)


                                Signature Guaranteed by:

                                -----------------------------------------------


Issue REIT Shares in the name of:
                                                    ---------------------------

Please insert social security or identifying number:
                                                    ---------------------------

                                   EXHIBIT C

                       UNSECURED DEMAND PROMISSORY NOTE


$40,000,000                                                   November ___, 1997


          FOR VALUE RECEIVED, BRE Property Investors, LLC, a Delaware limited liability company ("Maker") promises to pay the BRE Properties, Inc., a Maryland corporation, or order ("Holder") at San Francisco, California, or such other place as Holder may from time to time designate, in lawful money of the United States, the principal sum of Forty Million Dollars ($40,000,000.00) plus interest thereon, as set forth below.

          1.    Interest.  Interest on the principal sum of this Note shall
                --------
accrue at the rate of ten percent (10%) per annum, based on a 365 day year and the actual number of days elapsed.

          2.    Payments.  Interest only shall be payable in arrears on the
                --------
first day of each and every month, commencing on December 1, 1997, and continuing until December 1, 2007, or until earlier demand for payment by Holder, at which time the entire principal sum and all accrued but unpaid interest and any other sums payable hereunder shall be due and payable in full.

          3.    Default Interest; Late Charge.  If Maker fails to make a
                -----------------------------
payment of interest or principal within fifteen (15) days after the date such payment was due, whether or not Holder has declared a default hereunder, interest shall accrue on the delinquent payment of the rate of 15% percent (15%) per annum (the "Default Rate") commencing on the date the payment was due and continuing until the delinquent payment is received by Holder.

          4.    Prepayment.  This Note may be prepaid in whole or in part, at
                ----------
any time, without penalty or premium, on any date that a payment of interest is due hereunder.

          5.    Application of Payments.  All payments received by Holder shall
                -----------------------
be applied first to accrued interest, then to other charges due with respect to this Note, or any other document executed by Maker in connection therewith, and then to the unpaid principal balance.

          6.    Default and Remedies.
                --------------------

                a.      Default.  Maker will be in default under this Note if
                        -------
(i) Maker fails to make a payment of principal and/or interest hereunder when due, or (ii) Maker breaches any other covenant or agreement under this Note or other document executed in connection therewith.

                b.      Remedies.  Upon Maker's default, Holder may (i) upon
                        --------
written notice to Maker, declare the entire principal sum and all accrued and unpaid interest hereunder immediately due and payable and (ii) exercise any and all of the remedies provided by law.

          7.    Waivers.  Maker, and any endorsers or guarantors hereof,
                -------
severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor, acceleration, intent to accelerate, and nonpayment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time without notice, and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of Maker or any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, agreed to by Holder with any person now of hereafter liable for the payment of this Note, shall affect the original liability of Maker under this Note, even if Maker is not a party to such agreement. Holder may waive its right to require performance of or compliance with any term, covenant or condition of this Note only by express written waiver.

          8.    Maximum Legal Rate of Interest.  All agreements between Maker
                ------------------------------
and Holder, whether now existing or hereafter arising, are hereby limited so that in no event shall the interest charged hereunder or agreed to be paid to Holder exceed the maximum amount permissible under applicable law. Holder shall be entitled to amortize, prorate and spread throughout the full term of this Note all interest paid or payable so that the interest paid does not exceed the maximum amount permitted by law. If Holder ever receives interest or anything deemed interest in excess of the maximum lawful amount, an amount equal to the excessive interest shall be applied to the reduction of the principal, and if it exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. If interest otherwise payable to Holder would exceed the maximum lawful amount, the interest payable shall be reduced to the maximum amount permitted under applicable law. This paragraph shall control all agreements between Maker and Holder in connection with the indebtedness evidenced hereby.

          9.    Miscellaneous.
                -------------

                a. Maker shall pay all costs, including, without limitation, reasonable attorneys' fees and costs incurred by Holder in collecting the sums due hereunder or in connection with the release of any security for this Note whether or not any legal action is actually filed, litigated or prosecuted to judgment of award. In the event any action or legal proceeding concerning this Note or the enforcement of any rights hereunder, Holder shall be entitled to, in addition to any other relief to which Holder may be entitled, all legal and court costs and expenses, including reasonable attorneys' fees, incurred by Holder in connection with such action.

                b. This Note may be modified only by a written agreement executed by Maker and Holder.

                c.      This Note shall be governed by California law.

                d. The terms of this Note shall inure to the benefit of and bind Maker and Holder and their respective heirs, legal representatives and successors and assigns.

                e. Time is of the essence with respect to all matters set forth in this Note.

                f. If this Note is destroyed, lost or stolen, Maker will deliver a new note to Holder on the same terms and conditions as this Note with a notation of the unpaid principal and accrued and unpaid interest in substitution of the prior Note. Holder shall furnish to Maker reasonable evidence that the Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by Maker in connection with the replacement of this Note.

          IN WITNESS WHEREOF, Maker has executed this Note as of the date and year first above written.



                                Maker:  BRE PROPERTY INVESTORS, LLC

                                      By:       BRE Properties, Inc.,
                                                Its Managing Member


                                                By:
                                                   --------------------
                                                Title:
                                                      -----------------